An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

YUKA GROUP, INC.

60,000,000 SHARES OF COMMON STOCK

Yuka Group, Inc. (“we” or the “Company”) is offering up to 60,000,000 shares of our common stock, $.001 par value, for $0.10 per share, for gross proceeds of up to $6,000,000, before deduction of offering expenses, assuming all shares are sold. The minimum investment established for each investor is $10,000.00, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. For more information regarding the securities being offered, see the section entitled “Securities Being Offered” on page 24. There is no minimum aggregate offering amount and no provision to escrow or return investor funds if any minimum amount of shares is not sold.

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis.

The sale of shares will begin once the offering statement to which this circular relates is qualified by the Securities and Exchange Commission (“SEC”) and will terminate one year thereafter or once all 60,000,000 shares are sold, whichever occurs first. We expect the offering to commence on the date on which the offering statement of which this offering circular is a part is qualified by the SEC. Notwithstanding, the Company may extend the offering by an additional 90 days or terminate the offering at any time.

Our common stock is not now listed on any national securities exchange or the NASDAQ stock market; however, our stock is quoted on OTC Markets Group, Inc.’s Pink marketplace under the trading symbol “YUKA”. There is currently only a limited market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the OTCQB or OTQX marketplaces. See “Securities Being Offered” on Page 24 for the rights and privileges associated with our common stock. We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”)

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this offering circular for a discussion of information that should be considered in connection with an investment in our securities.

This offering is being made pursuant to Tier 1 of Regulation A following the Offering Circular disclosure format.

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Commissions and Discounts	Proceeds to Company [2]
Common Stock offered by the Company	60,000,000	$0.10	$6,000,000	$50,000	$5,950,000

(1)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	There are no underwriting fees or commissions currently associated with this offering; however, the Company may engage sales associates after this offering commences. Nonetheless, the Company expects to spend approximately $50,000 in expenses relating to this offering, including legal, accounting, travel, printing and other miscellaneous expenses.

We hereby amend this offering circular on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Offering circular shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Offering circular shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. SEE “RISK FACTORS” ON PAGE 7.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

1815 NE 144th Street North Miami, FL 33181

786-657-2446; www.yukaecom.com

The date of this Preliminary Offering Circular is March 15th , 2022.

Please read this offering circular carefully. It describes our business, our financial condition and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

The Company

The company was incorporated under the law of the state of Nevada on May 30, 1991 as Crowne Ventures, Inc and the company changed its name to Grand Capital Ventures, Inc (the “Company” or GRCV) in November of 2012. On October 28, 2013 the company completed domestication requirements pursuant to s. 607.1801 to the state of Florida. Management intends to conduct our business principally in the U.S. On March 15, 2019, the Company underwent a change of control and simultaneously undertook an acquisition of YUKA Clothing, Inc. As a result of the acquisition, the management of YUKA assumed control of the Issuer, moved its headquarters to its address, and refocused the majority of the Issuer’s operations on the business of YUKA.

The Company is currently authorized to issue a total of 500,000,000 shares of Common Stock with a par value of $0.00001. As of August 4, 2020 the Company approved a Reverse Stock Split of the common stock of the Corporation on the basis of 1 share for each 2,500 shares currently issued and outstanding. As of March 15, 2022 , the Company had 10,447,299 shares of Common Stock and 5,000,000 shares of Convertible Preferred Series A Stock issued and outstanding.

The Company’s securities are currently quoted on the OTC Markets Group Inc.’s Pink marketplace under the symbol “YUKA”. There is a limited market for the shares included in this offering.

Business Overview

The Company, through its wholly-owned subsidiary, Yuka Clothing, Inc., is an e-commerce company that provides strategic sales channels for consumer brands looking to enter or expand in the global e-commerce market. Yuka, incorporated in the State of Florida in March 2011, provides full spectrum brand building and sales-and-marketing services to its customers. Its services include comprehensive online sales and marketing, operational sales and fulfillment logistics, and product and brand photography.

Our business office is located at 1815 NE 144 Street, North Miami, FL 33181. Our telephone number is 786-657-2446.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,500,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
(c)	the date on which such issuer has, during the previous three-year period, issued more than $1,500,000,000 in nonconvertible debt; or
(d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

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We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Going Concern

As of September 30, 2021, the Company had accumulated deficit of $47,664 and working capital of $2,041,054. This raises substantial doubt about the Company's ability to continue as a going concern.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions, and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

Management's plans include raising capital through the equity markets to fund operations and eventually generate revenue through its business; however, there can be no assurance that the Company will be successful in such activities. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

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Summary of the Offering

Securities Offered	60,000,000 shares of common stock, par value $0.001 (the “Common Stock”) by the Company.

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis. Investors may be publicly solicited provided the “blue sky” regulations in the states in which the Company solicits investors allow such solicitation.

Offering price per Share	$0.10 per share

Number of shares outstanding before the offering of common shares	10,447,299 shares of Common Stock as of the date hereof

Number of shares outstanding after the offering of common shares if all the shares being offered are sold	70,247,229 shares of Common Stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Minimum number of shares to be sold in this offering	None.

Minimum investment	The minimum investment established for each investor is $10,000.00, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis.

Market for the common shares	There is only a limited public market for the common shares and a broad public market may never develop. The common stock is quoted on OTC Pink, informally known as the “Pink Sheets,” under the symbol YUKA.

Use of proceeds

The Company intends to use the proceeds of this offering for marketing, inventory, merger and or acquisition and for general and administrative purposes. See “Use of Proceeds” section for details.

There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. All funds raised by the Company from this offering will be immediately available for the Company’s use.

Termination of the offering	The offering will conclude upon the earlier of the sale of all 60,000,000 shares or one year after the date of this offering circular.

You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the common stock.

ABOUT THIS CIRCULAR

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular. You should rely only on the information contained in this circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this circular. The information contained in this circular is complete and accurate only as of the date of this circular, regardless of the time of delivery of this circular or sale of our shares. This circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

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INDUSTRY AND MARKET DATA

The industry and market data used throughout this circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO OUR BUSINESS

General economic conditions, particularly in the United States, affect our industry, demand for our products, and our business and results of operations.

E-commerce business has been significantly influenced in the recent past by weak economic conditions, low consumer confidence and high unemployment and increased market volatility worldwide, especially in the United States. In times of economic uncertainty and contraction, consumers tend to have less discretionary income and defer or avoid expenditures for discretionary items, such as our products. Sales of our products are highly sensitive to personal discretionary spending levels, and our success depends on general economic conditions and overall consumer confidence and personal income levels. Any deterioration in general economic conditions that diminishes consumer confidence or discretionary income may reduce our sales and adversely affect our business, financial condition and results of operations. We cannot predict the duration or strength of an economic recovery, either in the United States or in the specific markets.

Unfavorable global economic conditions may have a material adverse effect on us since raising capital to continue our operations could be more difficult.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives, or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

Our limited operating history with our current business lines makes it difficult to evaluate our current and future prospects and may increase the risk associated with your investment.

We have a limited operating history with our current business lines. Consequently, our operations are subject to all the risks inherent in the establishment of new business lines in industries within which we are not necessarily familiar. We have encountered and will continue to encounter risks and difficulties frequently experienced by rapidly growing companies in constantly evolving industries, including the risks described in this prospectus. If we do not address these risks successfully, our business, financial condition, results of operations and prospects will be adversely affected, and the market price of our common stock could decline. As such, any predictions

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about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history in our current business lines or operated in a more predictable market.

We will need a significant amount of capital to carry out our proposed business plan and, unless we are able to raise sufficient funds or generate sufficient revenues, we may be forced to discontinue our operations.

Currently, we have only $6,294 in cash on hand. We anticipate that such capital will carry the Company for approximately 3 months, at which time the Company will require additional capital, either from this offering, revenues or from alternative sources, which alternative sources may include debt or equity financing on more favorable terms than those offered pursuant to this offering statement. Our ability to obtain the necessary financing to execute our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds or generate them through revenues, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. There is no guarantee that we will be able to obtain any funding or that we will have sufficient resources to continue to conduct our operations as projected, any of which could mean that we will be forced to discontinue our operations.

We operate in a highly competitive industry and potential competitors could duplicate our business model.

We are involved in a highly competitive industry where we compete with numerous other companies who offer products and services similar to those we offer. There is no aspect of our business which is protected by patents; we rely on trade secret protection, copyrights, trademarks, and trade names. As a result, potential competitors will likely attempt to duplicate our business model. Some of our potential competitors may have significantly greater resources than we have, which may make it difficult for us to compete. There can be no assurance that we will be able to successfully compete against these other entities.

The impact of the COVID-19 pandemic has had, and is expected to continue to have, an adverse effect on our business and our financial results.

The COVID-19 pandemic has negatively impacted the global economy, disrupted consumer spending and global supply chains and created significant volatility and disruption of financial markets. The COVID-19 pandemic has had and is expected to continue to have an adverse effect on our business and financial performance.  In light of the lockdown requirements surrounding the COVID-19 pandemic, production at the heap leaching operations have been suspended since April. The extent of the impact of the COVID-19 pandemic, including our ability to execute our business strategies as planned, will depend on future developments, including the duration and severity of the pandemic, which are highly uncertain and cannot be predicted.

RISKS RELATED TO OUR CORPORATE OPERATIONS

Our accountant has indicated doubt about our ability to continue as a going concern.

Our accountant has expressed doubt about our ability to continue as a going concern. Our financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our financial statements have not been audited by a certified public accountant.

Management has prepared the accompanying financial statements. They have not been audited by a certified public accountant. A certified public accountant is required to undertake certain procedures when it audits financial statements. Those audit procedures are designed to ensure the reliability and accuracy of the financial statements and to detect fraud and the potential for fraud in the issuer’s financial reports. Investors will not have the benefit accruing from an independent audit of the financial statements.

No intention to pay dividends.

A return on investment may be limited to the value of our common stock. We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment would only occur if the Company’s stock price appreciates.

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We depend on key personnel, including Meir Avitan, our Chief Executive Officer, and future members of management, and the loss of services of one or more members of our senior management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and existing and prospective industry participants, which could negatively affect our financial condition, results of operations, cash flow and trading price of our common stock.

Our success depends on our ability to attract and retain the services of executive officers, senior officers and community managers. There is substantial competition for qualified personnel in the world class yacht sales industry and the loss of our key personnel could have an adverse effect on us. Our continued success and our ability to manage anticipated future growth depend, in large part, upon the efforts of key personnel, particularly Meir Avitan, our Chief Executive Officer. The loss of services of Mr. Avitan or other members of our senior management team which we may hire, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and industry participants, which could negatively affect our financial condition, results of operations and cash flow.

The ability of stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our Articles of Incorporation and bylaws and by Florida law.

There are provisions in our Articles of Incorporation and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

Our Articles of Incorporation authorizes our board of directors to issue shares of preferred stock with such rights, preferences and privileges as determined by the board, and therefore to authorize us to issue such shares of stock. We believe these Articles of Incorporation provisions will provide us with increased flexibility in structuring possible future financings. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

In addition, certain provisions of the Florida General Corporation Law, or the FGCL, may have the effect of impeding a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could be in the best interests of our stockholders, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

•	“control share” provisions that provide that holders of “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise voting power in the election of directors within one of three increasing ranges) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to such shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The FGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our Articles of Incorporation or bylaws, to implement certain takeover defenses, including adopting a classified board or increasing the vote required to remove a director. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

In addition, the provisions of our Articles of Incorporation on the removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

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Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, our stock price may be negatively affected by these provisions.

Our board of directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our board of directors or those committees or officers to whom our board of directors delegates such authority. Our board of directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, and, while not intending to do so, may adopt policies that may have a material adverse effect on our financial condition and results of operations.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions that you do not believe are in your best interests.

Florida law provides that a director has no liability in that capacity if he or she satisfies his or her duties to us and our stockholders. Upon completion of this offering, as permitted by the FGCL, our Articles of Incorporation will limit the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our Articles of Incorporation will authorize us to obligate us, and our bylaws will require us, to indemnify our directors for actions taken by them in those capacities to the maximum extent permitted by Florida law. Our Articles of Incorporation and bylaws also authorize us to indemnify these officers for actions taken by them in those capacities to the maximum extent permitted by Florida law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited. In addition, we will be obligated to advance the defense costs incurred by our directors and our officers, and may, in the discretion of our board of directors, advance the defense costs incurred by our employees and other agents, in connection with legal proceedings.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will continue to review the effectiveness of our disclosure controls and procedures and internal control over financial reporting, there can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Furthermore, our disclosure controls and procedures and internal control over financial reporting with respect to entities that we do not control or manage may be substantially more limited than those we maintain with respect to the subsidiaries that we have controlled or managed over the course of time. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations, restatements of our financial statements, a decline in our stock price, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

RISKS RELATED TO THIS OFFERING AND THE MARKET FOR OUR COMMON STOCK

The offering price of our shares has been arbitrarily determined.

Our management has determined the number of shares to be offered by the Company, and the price at which those shares are to be offered. The price of the shares we are offering was arbitrarily determined based upon the current market value, illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

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We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There has been only a limited public market for our common stock and an active trading market for our common stock may not develop following this offering.

There has not been any broad public market for our common stock, and an active trading market may not develop or be sustained. Shares of our common stock may not be able to be resold at or above the initial public offering price. The initial public offering price of our common stock has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our common stock may trade below the initial public offering price following the completion of this offering. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the world class yacht sales industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

Investors may have difficulty in reselling their shares due to the lack of market.

Our common stock is not currently traded on any exchange, but is quoted on OTC Markets Pink marketplace under the trading symbol “YUKA”. There is a limited trading market for our common stock. There is no guarantee that any significant market for our securities will ever develop. Further, the state securities laws may make it difficult or impossible to resell our shares in certain states. Accordingly, our securities should be considered highly illiquid.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our funds from operations or income estimates;

•	publication of research reports about us or the world class yacht sales estate industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this offering circular;

•	the extent of investor interest in our securities;

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•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;

•	future equity issuances;

•	failure to meet income estimates; and

•	general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our common stock.

There could be volatility in our share price due to shares held by only a few people.

A small number of stockholders own a significant portion of our public float. As of the date of this offering circular, a limited number (less than 5) of persons beneficially own and control a significant portion of the public float of the Company, consisting of more than 1 million common shares. The Company has no control over the decisions of any of these stockholders to retain ownership of their shares. The trading price of the Company’s common stock could be adversely affected or be subject to volatility if one or more of these stockholders should determine to sell their shares.

Furthermore, the Company has outstanding 4,900,000 shares of Series A Convertible Preferred Stock. If all of the Series A Convertible Preferred Stock is converted at the current conversion rate, an additional 400,000,000 shares of common stock could be issued to the holders thereof. There are also promissory notes outstanding in the amount of $342,208, plus $46,730 accrued interest as of September 30, 2021, of which are convertible into 1,443,889 shares of Common Stock of the Company. The sale of shares by converting holders of preferred stock, or note holders, could adversely affect the trading price of our common stock.

Our shares are considered to be a “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

If you invest in this offering, you will experience immediate dilution.

We expect the initial public offering price of shares of our common stock to be higher than the pro forma net tangible book value per share of our outstanding shares of common stock. Accordingly, if you purchase shares of common stock in this offering, you will experience immediate dilution of approximately $0.73 in the pro forma net tangible book value per share of common stock. This means that investors who purchase shares of common stock will pay a price per share that exceeds the pro forma net tangible book value of our assets after subtracting our liabilities.

Future issuances of debt securities and equity securities may negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends and shares that may be issued in exchange for common units and equity plan shares/units. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common stockholders. We are not required to offer any such

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additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of shares of our common stock. Any convertible preferred units would have, and any series or class of our preferred stock would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

As an “Emerging Growth Company” any decision to comply with the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

•	In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering statement, and periodic reports we file there under.

Our reporting obligation to file reports following this offering will be suspended if, on the first day of any fiscal year (other than a fiscal year in which the offering statement under the Securities Act has been qualified), we have fewer than 300 shareholders of record and we file Form 1-Z with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or

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consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer.  A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time.  This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events.

Such forward-looking statements include statements regarding, among other things:

•	general volatility of the capital and credit markets and the market price of our common stock;

•	exposure to litigation or other claims;

•	loss of key personnel;

•	the risk that we may experience future net losses;

•	risks associated with breaches of our data security;

•	failure to obtain necessary outside financing on favorable terms, or at all;

•	risks associated with future sales of our common stock by existing shareholders or the perception that they intend to sell substantially all of the shares of our common stock that they hold;

•	risks associated with the market for our common stock; or

•	any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors,

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including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of shares by the Company and the intended uses of such proceeds, in descending order, over an approximate 12 months period.

Capital Sources and Uses
	100%	75%	50%	25%
Gross Offering Proceeds	$6,000,000	$4,500,000	$3,000,000	$1,500,000
Use of Proceeds:
Offering
Inventory (1)	$2,000,000	$1,125,000	$1,000,000	$500,000
Marketing, Public Relations, and Investment Relations (2)	$600,000	$350,000	$300,000	$150000
Research and Development (3)	$200,000	$150,000	$100,000	$50,000
Acquisition (4)	$2,000,000	$1,875,000	$1,000,000	$500,000
Private Label, New systems upgrade (5)	$450,000	$337,500	$225,000	$112,500
Offering Expense (6)	$50,000	$50,000	$50,000	$50,000
Working Capital Reserves (7)	$700,000	$612,500	$325,000	$137,500

(1)	Assuming a fully funded offering, the Company intends to acquire additional inventory.

(2)	The Company expects to spend offering proceeds on increase market share in e-commerce business

(3)	The Company expects to spend offering proceeds on researching and developing new technique in boating industry.

(4)	We intend to acquire interests in companies with accretive value. Such acquisitions may be for all cash or in combination with securities of the Company.

(5)	We intend to spend offering proceeds on private label and upgrade the new systems.

(6)	There are no underwriting fees or commissions currently associated with this offering; however, the Company may engage sales associates after this offering commences. Nonetheless, the Company expects to spend approximately $50,000 in expenses relating to this offering, including legal, accounting, travel, printing and other miscellaneous expenses.

(7)	The Company will use working capital to pay for miscellaneous and general operating expenses, including the expenses of administrative fees and overhead.

In the event the Company does not sell all shares offered hereby, it intends to reduce the allocation to working capital. Once no proceeds are available for allocation to working capital reserves, the Company intends to proportionately reduce the amount of proceeds allocated to each other category above, which are listed in order of priority.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price,

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management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

Corporate History

The company was incorporated under the law of the state of Nevada on May 30, 1991 as Crowne Ventures, Inc and the company changed its name to Grand Capital Ventures, Inc (the “Company” or GRCV) in November of 2012. On October 28, 2013 the company completed domestication requirements pursuant to s. 607.1801 to the state of Florida. Management intends to conduct our business principally in the U.S.

On March 15, 2019, the Company underwent a change of control and simultaneously undertook an acquisition of YUKA Clothing, Inc., 1815 NE 144 Street, North Miami, FL 33181 (“YUKA”). As a result of the acquisition, the management of YUKA assumed control of the Issuer, moved its headquarters to its address, and refocused the majority of the Issuer’s operations on the business of YUKA.

Grand Capital Ventures historically has been a company with a focus in the nurturing of startup or early-stage companies. In March 2019 it acquired as a wholly owned subsidiary, Yuka Clothing, Inc., North Miami, Florida (“Yuka”). On January 20, 2020 the Company signed an Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Liabilities on Corporate Excellence Consulting, Inc., a subsidiary.

As of August 4, 2020 the Company approved a Reverse Stock Split of the common stock of the Corporation on the basis of 1 shares each 2,500 shares currently issued and outstanding. The “Effective Date” was established as the first date permitted or determined by the Financial Industry Regulatory Authority (FINRA) as the effective date of such Reverse Stock Split, subject to the prior filing and recording of the Article of Amendments in the Office of the Florida Department of State Division of Corporations.

On August 18, 2020 the Company changed the name from the preexisting Grand Capital Ventures, Inc., to Yuka Group, Inc., which is how the Company is known hereinafter.

Business

Yuka is an e-Commerce company dedicated to providing strategic sales channels for brands looking to enter or expand new markets. The Company’s mission is to provide businesses with a full spectrum brand building and sales-and-marketing services to its customers, with focus on online & TV promotional sales, for our client’s peace of mind by offering a seamless integration with sales and marketing solutions that focus on the same goal, customers’ success.

The Company offer is quite diversified, among others but not limited to: gourmet food, pet products, accessories, art, sports & outdoors, apparel, beauty, kids, home, electronics, health & wellness. Services offered include comprehensive sales and marketing solutions, but also operational support, logistics, fulfillment, customer service, photography, copywriting & more.

Competition

The Company’s main competitors are Amazon, Alibaba, Walmart, Baidu Inc. Rakuten, and Ebay.

Employees

The Company has 20 full time employees.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

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Legal Proceedings

We are not aware of any pending legal proceedings, to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority. From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time and harm our business.

DESCRIPTION OF PROPERTY

The principal executive offices of the Company, under terms of a long-term lease, has approximately 15,000-square-foot of warehouse and operational facilities at 1815 NE 144 Street, North Miami, Florida.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on OTC Link under the symbol YUKA. The following table reflects the high and low sales prices for our common stock in the calendar quarters indicated; such prices may not reflect actual transactions or retail markdowns or commissions.

Quarter Ended	High	Low

December 31, 2021	$0.90	$0.15
September 30, 2021	$1.65	$0.04
June 30, 2021	$2.45	$1.25
March 31, 2021	$29.5	$0.88
December 31, 2020	$1.25	$0.50
September 30, 2020	$3.00	$0.50
June 30, 2020	$1.00	$0.50
March 31, 2020	$1.00	$0.50
December 31, 2019	$1.25	$0.50
September 30, 2019	$2.25	$0.75
June 30, 2019	$7.98	$1.75
March 31, 2019	$5.00	$0.70

As of the date of this offering circular, we had approximately 530 record holders of our common stock.

We do not have a stock option plan in place and have not granted any stock options at this time.

DILUTION

Purchasers of our common stock in this offering will experience immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price, as evidenced below, from the sale of shares by the Company. If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering.

As of September 30, 2021, the Company had accumulated deficit of $47,664 and working capital of $2,041,454, our net tangible book value was estimated at approximately $1,369,609, or approximately $0.10 per share. After giving effect to our sale of the maximum offering amount of $6,000,000 in securities, assuming no other changes since September 30, 2021, our as-adjusted net tangible book value would be approximately $7,369,609 or $0.10 per share. This amount represents an immediate decrease in net tangible book value $0.00 per share to continuing investors and an immediate increase in pro forma net tangible book value from $0.03 per share from the assumed initial public offering price of $0.10 per share of our common stock to new public investors. The following table illustrates this per-share dilution:

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Public offering price per share	$0.10
Net tangible book value per share before this offering	$0.13
(Decrease) in pro forma net tangible book value per share attributable to this offering	$(0.03)
Adjusted net tangible book value per share after this offering	$0.10
Dilution per share to new investors in the offering	$(0.00)

The above calculations are based on 10,447,299 common shares issued and outstanding as of September 30, 2021 before adjustments and 70,447,299 common shares to be outstanding after adjustment, assuming the offering complete without additional shares issued, assets acquired or liabilities incurred.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

For the Quarter Ended September 30, 2021 and 2020 (Unaudited)

Revenues We had revenues of $5,770,402 and $6,317,190 for the quarter ended September 30, 2021 and 2020, respectively. The decrease in revenue by $546,788, or 8.66% was due primarily to the decrease in sales volume.

Cost of Sales Cost of sales included expenses directly related to selling our products. Product delivery and direct labor would be examples of cost of goods sold items. We had cost of revenues of $5,074,273 and $4,241,878 for the quarter ended September 30, 2021 and 2020, respectively. The increase in cost of revenues by $832,395, or 19.62%, was due primarily to the increase in material and labor cost.

Operating Expenses We had operating expenses of $576,581 and $1,581,252 for the quarter ended September 30, 2021 and 2020, respectively. Operating expenses were relating to our daily operations, including but not limited to legal fees, accounting fees, executive compensation, rent, office supplies and others. The decrease in operating expense by $1,004,671, or 63.54%, was due primarily to the decrease in General and administrative expenses.

Other Expense We had net other expenses of $225,540 and $190,059 for the quarter ended September 30, 2021 and 2020, respectively. The increase in other expense by $35,481, or 18.67% was due to the decrease in interest expense.

Income/Losses We had net loss of $105,992 and net income of $304,001 for the quarter ended September 30, 2021 and 2020, respectively. The decreases in net income in were primarily attributable to the decrease in gross profit and the increase in general and administrative expense.

Impact of Inflation We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

Operating Activities

Net cash provided by operating activities was $294,922 for the quarter ended September 30, 2021, compared to the net cash provided from operating activities was $430,068 for the quarter ended September 30, 2020. The positive cash flow from operation for the quarter ended September 30, 2021 was due primarily to net loss of ($105,992) plus the depreciation and amortization expense by $2,665, the increase in accrued interest by $29,636, the decrease in inventory by $535,651, the increase in notes payable by $100,000, and increase in payroll and payroll taxes payable by $83,617, offset by Adjustment Retained Earnings previous years by $1,612, the decrease in accounts payable and accrued expenses by $256,696, increase in accounts receivable by $58,900, decrease in credit card payables by $21,881, decrease in deferred revenue by $3,000 and increase in other current assets by $8,566. The positive cash flow from operation for the quarter ended September 30, 2020 was due primarily to net income of $304,001, plus Depreciation and amortization expense by $16,549, the increase in Accounts payable and accrued expenses by $331,830, the increase in Accrued interest by $12,210, the decrease in Inventory by $25,066, the decrease in Other current assets by $22,813, and the increase in Payroll and payroll taxes payable by $15,135, offset by the increase in Accounts receivable by $236,369, the decrease in taxes payable by $5,163, and the decrease in Credit Card Payables by $456,004.

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Investing Activities

During the quarter ended September 30, 2021 and 2020, there were no cash generated from or used in investing activities.

Financing Activities

During the quarter ended September 30, 2021, $287,478 cash were used in financing activities, of which proceeds from loans payable by $204,850, offset by bank overdraft by $278,119, and $214,209 in commitment and contingencies. During the quarter ended September 30, 2020, $425,463 cash were used in financing activities, of which proceeds from commitment and contingencies by $763,969, plus proceeds from notes payable by $242,208, of bank overdraft by $97,643, other cash flows from financing activities by $2,029, and proceeds from loans by $62,720, offset by Proceeds from common stock issuance by $242,208, offset by repayment of notes payables of $1,351,824 and repayment to stock issuance of $242,208.

For the Years Ended December 31, 2020 and 2019 (Unaudited)

Revenues We had revenues of $8,384,680 and $8,200,132 for the years ended December 31, 2020 and 2019, respectively. There is no material change in revenue in 2020 compared to 2019.

Cost of Sales Cost of sales included expenses directly related to selling our products. Product delivery and direct labor would be examples of cost of goods sold items. We had cost of revenues of $5,534,392 and $4,567,274 for the years ended December 31, 2020 and 2019, respectively. The increase in cost of revenues by $967,118, or 21.17%, was due primarily to the increase in sales volume and labor cost.

Operating Expenses We had operating expenses of $2,396,368 and $2,634,976 for the years ended December 31, 2020 and 2019, respectively. Operating expenses were relating to our daily operations, including but not limited to legal fees, accounting fees, executive compensation, rent, office supplies and others. The decrease in operating expense by $238,608, or 9.06%, was due primarily to the decrease in General and administrative expenses.

Other Expense We had other expenses of $244,158 and $487,841 for the years ended December 31, 2020 and 2019, respectively. The decrease in other expense by $243,683, or 49.95% was due to the increase in other income.

Income/Losses We had net income of $209,762 and $510,041 for the years ended December 31, 2020 and 2019, respectively. The decreases in net income in 2020 were primarily attributable to the decrease in gross profit.

Impact of Inflation We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

Operating Activities

Net cash generated from operating activities was $470,254 for year ended December 31, 2020, compared to the net cash used in operating activities was $3,015,354 during the year ended December 31, 2019. The positive cash flow from operation during the year ended December 31, 2020 was due primarily to net income of $209,762 plus the non-cash depreciation and amortization expense by $22,896, the increases in accounts payables and accrued expense by $142,862, the decrease in accounts receivable by $81,309, the increase in accrued interest by $17,094, the decrease in inventory by $48,686, the decrease in other current assets by $41,382, and the increase in payroll and payroll tax payable by $5,212, offset by the non-cash expense of prior year adjustment by $44,166, the decrease in credit card payables by $54,792. Comparatively, the negative cash flow from operation during the year ended December 31, 2019 was due primarily to net income of $510,041 plus the non-cash expense of liability adjustment of $142,608, the depreciation and amortization expense by $23,404, the increase in accounts payable and accrued expense by $3,339,533, the increase in deferred revenue by $3,000, the increase of notes payable by $173, offset by the increase of accounts receivables by $1,350,231, the decrease of accrued interest by $110,334 the increase of inventory by $2,591,512, the decreases in notes payable by $2,851,043, the decrease in other current asset by $111,037, and the decrease in security deposit by $111,037.

Investing Activities

During the years ended December 31, 2020, there was no cash generated from or used in investing activities. During the years ended December 31, 2019, 66,557 cash were used in asset acquisition.

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Financing Activities

During the years ended December 31, 2020, $461,156 cash were used in financing activities, of which bank overdraft by $202,786, plus proceeds from loans payable by $220,725, proceeds from commitment and contingencies in amount of 540,834, change in Series A preferred stocks by $4,950, and proceeds from notes payable by $242,208, offset by repayment to loan by $247,158, another repayment of loan by $1,425,501. During the years ended December 31, 2019, $3,008,655 cash were generated from financing activities, of which bank overdraft by $75,333, plus proceeds from loans payable by $514,639, proceeds from common stock issuance by $230,149, and proceeds from loan by $2,188,534.

PLAN OF DISTRIBUTION

We are offering up to 60,000,000 shares of our common stock on a best efforts basis for $0.10 per share, for a total of up to $6,000,000 in gross offering proceeds, assuming all securities are sold. The minimum investment for any investor is $10,000, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum aggregate offering amount or provision to escrow or return investor funds if any minimum number of shares is not sold, and we may sell significantly fewer shares of common stock than those offered hereby. In fact, there can be no assurances that the Company will sell any or all of the offered shares. All money we receive from the offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this offering circular. There will be no refunds.

Our common stock is not now listed on any national securities exchange or the NASDAQ stock market; however, the Company’s common stock is quoted on OTC Markets Pink marketplace. There is currently only a limited market for our securities and there is no guarantee that a more substantial or active trading market will develop in the future. There is also no guarantee that our securities will ever trade on any listed exchange. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

Upon this circular being qualified by the SEC, the Company may offer and sell shares from time to time until all of the shares registered are sold; however, this offering will terminate one year from the initial qualification date of this circular, unless extended or earlier terminated by the Company. The Company may terminate this offering at any time and may also extend the offering term by 90 days.

Currently, we plan to have our directors and executive officers and directors sell the shares offered hereby on a best-efforts basis. They will receive no discounts or commissions. Our executive officers will deliver this circular to those persons who they believe might have interest in purchasing all or a part of this offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. All shares will be offered on a “best efforts” basis.

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

•	the person is not at the time of their participation an associated person of a broker-dealer; and

•	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

As of the date of this circular, we have not entered into any arrangements with any selling agents for the sale of the securities; however, we may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will supplement this circular as appropriate.

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All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s CEO or by specific resolution of our Board of Directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise purchasers’ shares will be noted and held on the book records of the Company.

In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the US. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Should any fundamental change occur regarding the status of this offering or other matters concerning the Company, we will file an amendment to this circular disclosing such matters.

OTC Markets Considerations

The OTC Markets is separate and distinct from the NASDAQ stock market or other national exchange. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although the NASDAQ and other national stock markets have rigorous listing standards to ensure the high quality of their issuers, and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on NASDAQ or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Meir Avitan	Chief Executive Officer, Chief Financial Officer, Director	59	March 2019

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Meir Avitan, Chief Executive Officer, Chief Financial Officer, Director

Meir Avitan is the founder of Yuka Group Inc., which has been established since 2001. Meir has been the CEO and Chief Operations Officer from 2001 until present. Mr. Avitan has run large operations that generated in excess of 150m in revenue with more than 150 employees. His ability to streamline and establish this company in the e commerce business has led to increasing sales year over year. Yuka has grown to be one of the largest providers for Groupon and has a unique model for delivery of products worldwide. He has built the revenue to over 10 million annually and is gearing up to hit 20m in annual sales.

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Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between either Mr. Avitan’s other business interests and his involvement in the Company.

Mr. Avitan has not been the subject of the following events in the past 10 years:

(1) He has not been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2) He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3) He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering statement, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

(4) He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering statement:(i) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5) He is not subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6) He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7) He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8) He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us since the beginning of fiscal year 2016 until the date of the offering statement to which this offering circular relates. We do not have a compensation committee and compensation for our directors and officers is determined by our board of directors. We have not approved any stock option plan for the compensation of employees and contractors.

Name and principal position	Fiscal Year	Cash Compensation	Other Compensation	Total Compensation
Meir Avitan Chief Executive Officer, Chief Financial Officer, Director	2019	$147,827	$—	$147,827
	2020	$189,852	$—	$189,852

(1)	The Company entered into a five (5) year employment agreement dated November 1, 2019 (the “Employment Agreement”) with Meir Avitan. Pursuant to the Employment agreement, Meir Avitan will serve as the Company’s CEO and CFO for a period of five years. As compensation for the services rendered hereunder, Meir Avitan shall be entitled to an annual salary of $253,000.00.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of March 15, 2022 , of our shares of stock by each person known by us to be the beneficial owner of more than 10% of our outstanding voting stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 555 NE 34th Street, Suite 1207 Miami, FL 33137.

Regardless of the success of this offering, our officer and director and current stockholders will continue to own the majority of our common stock after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

Common Stock
Name	Number Of Common Shares	Percentage Of Class

Meri Avitan	8,000,000	76.57%

Quail Management (Carolyn Matthews)	300,000	2.87%

John Correnti	460,240	4.41%

Dominick Falso	400,280	3.83%

All Officers and Directors as group	9,160,520	87.68%

Preferred Stock
Name	Number Of Series A Preferred Shares	Percentage Of Class

Meri Avitan	4,900,000	100%

All Officers and Directors as group	4,900,000	100%

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TRANSACTIONS WITH RELATED PERSONS

Other than the annual salary of $189,852 and $147,827 to Meir Avitan for the year ended December 31, 2020 and 2019, respectively, we do not have any transactions with related persons to report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have not been reviewed by an independent registered public accountant.

Interests of Named Experts and Counsel

No expert or counsel named in this offering circular as having prepared or certified any part of this offering circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Verona Firm, PLLC will pass on the validity of the common stock being offered pursuant to this offering circular.

SECURITIES BEING OFFERED

Our Articles of Incorporation provides that we may issue up to 500,000,000 shares of common stock, $0.001 par value per share, referred to as common stock, and 165,000,000 shares of preferred stock, $0.001 par value per share. Series A Convertible Preferred Stock, each share of which has a conversion ratio of 1:80 and is entitled to eighty votes on any and all matters considered and voted upon by the Corporation's Common Stock. As of the date of this offering circular, there are 10,447,299 shares of Common Stock and 4,900,000 shares of Convertible Preferred Series A Stock issued and outstanding. Upon completion of the maximum offering 60,000,000 shares of our common stock will be issued and outstanding and 4,900,000 shares of Series A Convertible Preferred Stock will remain unchanged.

Under Florida law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Under Florida law, a Florida corporation generally cannot dissolve, amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser

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percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s Articles of Incorporation. Our Articles of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters. Florida law also permits a Florida corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because substantially all of our assets will be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

The designation, powers, including voting rights, preferences and any qualifications, limitations, or restrictions of the Preferred Stock will be established from time to time upon the approval by both Directors and Majority Shareholders of Company.

On August 11, 2021, the Company filed a Certificate of Amendment with the State of Florida to amend its articles for the designation of 5,000,000 shares of Convertible Preferred Series A Stock, $.001 par value, which shall each have the relative rights, privileges, limitations and preferences as set forth below:

Convertible Preferred Series A Stock

Section 1.                      Designation and Amount. Yuka Group, Inc. (the “Company”) has five hundred million (500,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) authorized and One Hundred Sixty-Five Million (165,000,000) shares of preferred stock, $0.001 par value per share (the “Preferred Stock`”) authorized. Five Million (5,000,000) shares of the Preferred Stock are hereby designated as the Series A Convertible Preferred Shares of the Company (the “Series A Stock”), having the rights and preferences as set forth in this Amended and Restated Certificate of the Rights and Privileges for Series A Convertible Series A Stock of Yuka Group Inc. (this “Certificate of Designations”). A holder of Series A Stock shall be referred to as a “Holder”.

Section 2.                      Rank. The Series A Stock shall rank senior to all of the Common Stock and to all other classes or series of capital stock of the Company.

Section 3.                      Conversion Rights.

(a)	Holders’ Conversion Right. Subject to the provisions of Section 3(e), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any whole number of shares of Series A Stock into validly issued, fully paid and non-assessable shares of Common Stock accordance with Section 3(c) at the Conversion Rate (as defined below).

(b)	Conversion Rate. The number of validly issued fully paid and non-assessable shares of Common Stock issuable upon conversion of each share of Series A Stock pursuant to Section 3(a) shall be eighty (80) shares of common stock for each one (1) share of Series A Stock, subject to adjustment as set forth herein (as in effect from time to time, the “Conversion Rate”). No fractional shares of Common Stock shall be issued upon the conversion of any Series A Stock. If any conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share of Common Stock.

(c)	Mechanics of Conversion. The conversion of each share of Series A Stock shall be conducted in the following manner:

(i)	Holder’s Conversion. To convert Series A Stock into validly issued, fully paid and non-assessable shares of Common Stock, on any date (a “Conversion Date”), a Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Series A Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 3(c)(vi), within five (5) Trading Days following a conversion of any such Series A Stock as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Series A Stock (the “Preferred Share Certificates”) so converted as aforesaid.

(ii)	Company’s Response. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or email transmission which must be confirmed with a facsimile transmission an acknowledgment of confirmation of receipt of such Conversion Notice to such Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein with respect to the shares of Common Stock. On or before the second (2nd) Trading Day following the date of receipt by the Company of such Conversion Notice, the Company shall (1) provided that (x) the Transfer

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Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and (y) the shares of Common Stock to be so issued are otherwise eligible for resale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (“Act”), credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if either of the immediately preceding clauses (x) or (y) are not satisfied, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of shares of Series A Stock represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 3(c)(vi) is greater than the number of Series A Stock being converted, then the Company shall if requested by such Holder, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of Series A Stock not converted.

(iii)	Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv)	Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to a Holder within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Series A Stock (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any Series A Stock that have not been converted pursuant to such Holder’s Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designations or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise), the Company shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Company’s share register or credit such Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be), and if on or after such third (3rd) Trading Day such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within three (3) Business Days after such Holder’s request, which request shall include reasonable documentation of all fees, costs and expenses, and in such Holder’s discretion, either (i) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii). In addition to Holder’s other available remedies, the Company shall pay to Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of shares of Common Stock (based on the aggregate Conversion Rate of the Series A Stock for which conversion had been requested, $10 per Trading Day for each Trading Day following the Share Delivery Deadline and increasing to $20 per Trading Day after the fifth Trading Day until such shares of Common Stock are delivered and registered. Nothing herein shall limit Holder’s right to pursue actual damages for the Company failure to timely deliver certificates representing

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Common Stock as required hereby and Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Further, in the event the Company refuses to honor any Conversion or makes it known it will not honor any Conversion (the “Conversion Default Date”), the Holder will be entitled to damages at the higher of: (i) actual provable damages; or (ii) an amount determined as the product of N*H, where N is the number of shares that would have been issued upon full conversion Series A Stock held by the Holder on the Conversion Default Date and H is the highest sale price of the Common Stock during the time the Company fails or refuses to honor any Conversion.

(v)	Pro Rata Conversion. In the event the Company receives a Conversion Notice from more than one Holder, if applicable, for the same Conversion Date and the Company can convert some, but not all, of such Series A Stock submitted for conversion due to the number of authorized but unissued shares of Common Stock available for issuance, the Company shall convert from each Holder electing to have Series A Stock converted on such date a pro rata amount of such Holder’s Series A Stock submitted for conversion on such date based on the number of Series A Stock submitted for conversion on such date by such Holder relative to the aggregate number of Series A Stock submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series A Stock, the Company shall issue to such Holder the number of shares of Common Stock not in dispute.

(vi)	Book-Entry. Notwithstanding anything to the contrary set forth in this Section 3, upon conversion of any Series A Stock in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Series A Stock to the Company following conversion thereof unless (A) the full or remaining number of Series A Stock represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 3(c)(vi) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Stock upon physical surrender of any Series A Stock. Each Holder and the Company shall maintain records showing the number of Series A Stock so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Series A Stock upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Series A Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Stock, the number of Series A Stock represented by such certificate may be less than the number of Series A Stock stated on the face thereof. Each certificate for Series A Stock shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 5(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 5(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d)	Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), transfer agent fees, issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Series A Stock.

(e)	Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Certificate of Designations, the Series A Stock held by a Holder shall not be convertible by such Holder, and the Company shall not affect any conversion of any Series A Stock held by such Holder, to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether the Series A Stock held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert Series A Stock, or of the Company to issue shares of Common Stock to such Holder, pursuant to this Section 3(e) shall have any

27

effect on the applicability of the provisions of this Section 3(e) with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 3(e), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 3(e) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3(e) to correct this Section 3(e) (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 3(e) shall apply to a successor holder of Series A Stock. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one (1) Business Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Certificate of Designations or securities issued pursuant to the other Transaction Documents. By written notice to the Company, and with all Holders approval any Holder may waive the Maximum Percentage or increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder sending such notice and not to any other Holder.

Section 4.                      Adjustments.

(a)	Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock. Without limiting any provision with respect to any unconverted shares, if the Company at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate for any unconverted shares in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision with respect to any unconverted shares, if the Company at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate for any unconverted shares in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 4 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 4 occurs during the period that a Conversion Rate is calculated hereunder, then the calculation of such Conversion Rate shall be adjusted appropriately to reflect such event.

(b)	Replacement Securities. In the event that, prior to any conversion hereunder, the shares of Common Stock are converted into another class of securities of the Company or any successor entity to the Company, whether by way of merger, reorganization, re-incorporation or otherwise (the “Replacement Securities”), any reference herein to the Common Stock (whether standing alone or as part of another defined term herein) shall be deemed a reference to such Replacement Securities. In the event that, prior to any conversion hereunder, the Company completes a merger or share exchange with another entity (a “Share Exchange”) wherein all of the issued and outstanding shares of Common Stock are exchanged for equity interests in the other entity (the “Exchanged Securities”), any reference herein to the Common Stock (whether standing alone or as part of another defined term herein) shall be deemed a reference to such Exchanged Securities.

Section 5.                      Authorized Shares. If, and not in limitation thereof, at any time while any of the Series A Stock remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Series A Stock at least a number of shares of Common Stock equal to the Required Amount (an “Authorized Share Failure”), then the Company shall immediately take all reasonable action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the Series A Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders of the Company that they approve such proposal.

Section 6.                      Voting Rights. Each share of Series A Stock shall have a number of votes equal to the number of shares of Common Stock into which such share of Series A Stock is then convertible and shall vote with the Common Stock on any such matter submitted to the Common Stock for a vote, as one class, and not subject to the ownership limitations specified in Section 3(e). In the event that, pursuant to the FBCA or this Certificate of Designations, any approval or vote is required by the Series A Stock as a class, each share of Series A Stock shall have one vote in any such vote of the Series A Stock. Holders shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company’s bylaws and the FBCA.

28

Section 7.                      Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Series A Stock shall participate with the Common Stock with respect to any distributions or other payments to the Common Stock, on an as-converted basis but without any conversion of the Series A Stock being required, and without application of the limitations on conversions as set forth in Section 3(e). The intent and operation of this Section 7 shall be that the Series A Stock shall receive such amounts as would be paid to the Common Stock into which such Series A Stock is convertible, had the Series A Stock been converted to Common Stock (without application of the limitations on conversions as set forth in Section 3(e)) immediately prior to the record date for such payment or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 7.

Transfer Agent and Registrar

Our transfer agent and registrar for our shares of common stock is Pacific Stock Transfer Co., its address is 6725 Via Austi Pkwy Suite 300, Las Vegas, NV 89119, United States, and its telephone number is (800) 785-7782.

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the formation transactions and this offering, we will have outstanding 10,447,299 shares of our common stock. Of these shares, the shares, 60,000,000 shares, sold in this offering and 10,447,299 currently outstanding registered shares will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Articles of Incorporation, except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. The remaining 492,752,701 shares of common stock will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our common stock. We can provide no assurance as to: (1) the likelihood that an active market for our shares of common stock will develop; (2) the liquidity of any such market; (3) the ability of the stockholders to sell the shares; or (4) the prices that stockholders may obtain for any of the shares. We cannot make any prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exchange of common units in our operating partnership tendered for redemption), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors—Risks Related to the Market for Our Common Stock”. For a description of certain restrictions on transfers of our shares of common stock held by our stockholders, see “Description of Capital Stock.”

Rule 144

Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell shares of our stock that constitute restricted securities without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell shares of our stock pursuant to Rule 144(b)(1) are as follows: (1) the person selling the shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates.

Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell shares of our stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell shares of our stock pursuant to Rule 144(b)(2) are as follows (1) at least twelve months must have elapsed since the date of acquisition of the shares of stock from us or any of our affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three month period, more than 1% of the shares of our common stock then outstanding as shown by the most recent report or statement published by us, which will equal approximately 244,730 shares immediately after this offering.

AVAILABLE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the common stock offered hereby. This offering circular, which constitutes part of the offering statement, does not contain all of the information set forth in the offering statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations

29

of the SEC. For further information regarding our common stock and our Company, please review the offering statement, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the offering statement, each such statement being qualified in all respects by such reference.

A copy of the offering statement and the exhibits and schedules that were filed with the offering statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

30

F- 1

Index

YUKA GROUP, INC (a.k.a. Grand Capital Ventures, Inc)
Amended Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2020	December 31, 2020
	(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$19,178	$11,736
Accounts receivable - factor pledged -	1,221,514	1,268,922
Inventory	2,007,165	2,542,816
Note receivable - non recourse -	2,851,043	2,851,043
Consignment receivable	106,308	—
Other assets	78,221	69,655
Total current assets	6,283,429	6,744,172
Property and Equipment, net (net of $124,742 and $123,124 depreciation as September 30, 2021 and December 31, 2020 respectively)	40,996	43,661
Security Deposits	19,956	19,956
Total other assets	19,956	19,956
Total assets	$6,344,381	$6,807,789
LIABILITES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	2,425,060	3,042,636
Consignment payable	106,308	—
Bank overdraft	—	278,119
Convertible notes payable - accrued interest	46,730	17,094
Convertible notes payable	342,208	242,208
Credit cards payable	7,645	29,526
Payroll and payroll taxes payable	88,929	5,385
Financial loans payable	520,087	248,217
Factoring loans payable	704,935	1,029,455
Sales Tax payable	73	—
Deferred revenue	—	3,000
Total current liabilities	4,241,975	4,895,639
Non-current liabilities
Account payable on settlement	254,572	—
PPP loan	478,225	220,725
Total non-current liabilities	732,797	220,725
Total liabilities	4,974,772	5,116,364
Commitments and contingencies
Shareholders loans	—	—
Corporate excellence	—	—
Pacific Ocean	682,066	896,275
Preferred Stock
Series A convertible preferred stock: $0.001 par value: 165,000,000 shares authorized:5,000,000 shares issued and outstanding at December 31, 2020 and December 31, 2019 respectively	5,000	5,000
Shareholders’ equity (deficit)
Common Stock: 500,000,000 shares authorized; $0.00001 par value:4,945,176,081 shares issued and outstanding at December 31, 2020 and par value $0.02020 2,447,299 shares issued and outstanding at September 30, 2021 respectively	49,452	49,452
Additional paid-in capital	680,756	680,756
Retained earnings (accumulated deficit)	58,328	59,942
Net earnings (loss)	(105,992)	—
Total shareholders’ equity (deficit)	1,369,609	1,691,425
Total liabilities and shareholders’ equity	$6,344,381	$6,807,788

See accompanying notes to the condensed consolidated unaudited financial statements

F- 2

Index

YUKA GROUP, INC (a.k.a. Grand Capital Ventures, Inc)
Amended Condensed Consolidated Statement of Operations
(Unaudited)

	For the Three months ended on September 30		For the Nine months ended on September 30

	2021	2020	2021	2020

Revenues	$1,570,388	$1,722,574	$5,770,402	$6,317,190
Cost of Sales	1,180,291	1,186,032	5,074,273	4,241,878
Gross profit	390,097	536,542	696,129	2,075,312
General and administrative expenses	467,705	557,440	567,309	1,564,703
Board member fees	—		—
Depreciation expenses	3,052	5,837	9,272	16,549
Total operating expense	470,757	563,277	576,581	1,581,252
Income from operations	(80,660)	(26,735)	119,548	494,060
Other Income (expenses)
Interest Expense	(15,377)	(153,210)	(227,503)	(459,267)
Debt write-off	(7,560)	(161,850)	(7,560)	(140,522)
Other expenses		—	—	—
Statutory limitations	—	365,890	—	397,830
Interest income	—	—	—	10,000
Other operational income	(2,301)		9,524	1,900
Total other income (expense)	(25,238)	50,830	(225,540)	(190,059)

Net Income	(105,898)	24,095	(105,992)	304,001

Net income (loss) per share applicable to common stockholders - basic	$(0.07)	$0.00	$(0.07)	$0.00

Net income (loss) per share applicable to common stockholders - diluted	$(0.00)	$0.00	$(0.00)	$0.00

Weighted average number of common shares outstanding - basic	1,461,674	6,239,696,629	1,461,674	6,239,696,629

Weighted average number of common shares outstanding - diluted	3,611,588,988	9,417,658,757	3,611,588,988	9,417,658,757

See accompanying notes to the condensed consolidated unaudited financial statements

F- 3

Index

YUKA GROUP, INC
(a.k.a. Grand Capital Ventures Inc
Amended Consolidated Statements of Shareholders' Equity
(Unaudited)
	Common Shares	Common Stock	Preferred Shares	Preferred Stock	Additional Paid in Capital	Other Interest	Accumulated Deficit	Total Shareholders' Deficit

BALANCE, December 31, 2018	4,245,176,081	$42,452	5,000,000	$50	$662,765	$1,900	$(903,421)	(196,254)
Issuance of common shares for convertible debt	4,200,000,000	42,000						42,000
Issuance of common shares for Services	8,000,000,000	80,000			230,149			310,149
Shareholders loans						279,756		279,756
Shares cancelled	8,000,000,000)	(80,000)						(80,000)
Net Income (loss)							797,768	797,768
BALANCE, December 31, 2019	8,445,176,081	$84,452	5,000,000	$50	$892,914	$281,656	$(105,653)	$1,153,419

Shares cancelled	(3,500,000,000)	(35,000)			(207,208)			(242,208)
Shareholders Loans						614,619		614,619
Adjustment							(44,166)	(44,166)
Series A change in par value				4,950	(4,950)			—
Net Income (loss)							209,762	209,762
BALANCE, December 31, 2020	4,945,176,081	$49,452	5,000,000	$5,000	$680,756	$896,275	$59,943	$1,691,426
Reverse Stock Split	(4,942,728,782)							—
Commitments & contingencies						(214,209)		(214,209)
Adjustment							(1,521)	(1,521)
Series A change in par value								—
Net Income (loss)							(89,044)	(89,044)
BALANCE, March 31, 2021	2,447,299	$49,452	5,000,000	$5,000	$680,756	$682,066	$(30,622)	$1,386,652

Reverse Stock Split								—
Commitments & contingencies								—
Adjustment								—
Series A change in par value								—
Net Income (loss)							88,950	88,950
BALANCE, June 30, 2021	2,447,299	$49,452	5,000,000	$5,000	$680,756	$682,066	$58,328	$1,475,602

Net Income (loss)							$(105,992)	(105,992)
BALANCE, September 30, 2021	2,447,299	$49,452	5,000,000	$5,000	$680,756	$682,066	$(47,664)	$1,369,609

See accompanying notes to the condensed consolidated unaudited financial statements

F- 4

Index

YUKA GROUP, INC (a.k.a. Grand Capital Ventures, Inc)
Amended Condensed Consolidated Statements of Cash-Flows
(Unaudited)

	For the Three Months Ended on September 30		For the Nine Months Ended on September 30
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	(105,898)	24,095	(105,992)	304,001
Adjustment to reconcile net income (loss) to net cash provided operating activities:		—
Yuka Clothing, Inc liability adjustment	—	—	(1,612)
Adjustment Retained Earnings previous years	4,387	—	—
Depreciation and amortization expense	3,052	5,836	2,665	16,549
Change in operating assets and liabilities:	—	—
Accounts payable and accrued expenses	(9,969)	222,929	(256,696)	331,830
Accounts receivable	(4,818)	143,171	(58,900)	(236,369)
Accrued interest	10,989	4,884	29,636	12,210
Accrued interest related party	—	—	—
Assets write off	—	—	—
Credit Card Payables	—	(30,082)	(21,881)	(56,004)
Deferred revenue	—	—	(3,000)
Inventory	418,517	(634,971)	535,651	25,066
Notes Payable	—	—	100,000	—
Notes Receivable	—	—	—	—
Other assets write off	—	—	—	—
Other current assets	(19,178)	15,879	(8,566)	22,813
Payroll and payroll taxes payable	—	9,684		15,135
Taxes payable	—	24		(5,163)
Convertible notes payable	—	—	83,617
Security Deposits	—	—	—
Net cash provided by operating activities	297,082	(238,551)	294,922	430,068

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for assets acquisition	—	—		—
Net cash used in investing activities	—	—	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	—	172,976	(278,119)	97,643
Financial loans payable	(284,198)	(569,141)	204,850	(1,351,824)
Commitment & Contingencies	—	390,678	(214,209)	763,969
Change Series A par value	—	—	—
Proceeds from common stock issuance	—	—	—	(242,208)
Proceeds from loans	—	—	—	62,720
Loans payment	—	104,052	—
Proceeds from notes payable	—	—	—	242,208
Other cash flows from financing activities	—	—	—	2,029
Net Cash provided by financing activities	(284,198)	98,564	(287,478)	(425,463)

NET CHANGE IN CASH	12,884	(139,989)	7,442	4,606
CASH, beginning of period	6,294	147,233	11,736	2,638
CASH, end of period	19,178	7,244	19,178	7,244

SUPPLEMENTAL DISCLOSURES:
Cash paid for income taxes	—	—	—	—
Cash paid for interest	—	—	—	—

See accompanying notes to the condensed consolidated unaudited financial statements

F- 5

Index

Yuka Group, Inc.

(A/K/A Grand Venture Capital, Inc)

Notes to the Amended Condensed Consolidated Financial Statements

September 30, 2021

(Unaudited)

NOTE l: NATURE OF ORGANIZATION

The company was incorporated under the law of the state of Nevada on May 30, 1991 as Crowne Ventures, Inc and the company changed its name to Grand Capital Ventures, Inc (the “Company” or GRCV) in November of 2012. On October 28, 2013 the company completed domestication requirements pursuant to s. 607.1801 to the state of Florida. Management intends to conduct our business principally in the U.S.

On March 15, 2019, the Company underwent a change of control and simultaneously undertook an acquisition of YUKA Clothing, Inc., 1815 NE 144 Street, North Miami, FL 33181 (“YUKA”). As a result of the acquisition, the management of YUKA assumed control of the Issuer, moved its headquarters to its address, and refocused the majority of the Issuer’s operations on the business of YUKA.

Grand Capital Ventures historically has been a company with a focus in the nurturing of startup or early-stage companies. In March 2019 it acquired as a wholly owned subsidiary, Yuka Clothing, Inc., North Miami, Florida (“Yuka”). Yuka is an e-commerce company that provides strategic sales channels for consumer brands looking to enter or expand in the global e-commerce market. Yuka, incorporated in the State of Florida in March 2011, provides full spectrum brand building and sales-and-marketing services to its customers. Its services include comprehensive online sales and marketing, operational sales and fulfillment logistics, and product and brand photography.

On January 20, 2020 the Company signed an Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Liabilities on Corporate Excellence Consulting, Inc., a subsidiary.

As of August 4, 2020 the Company approved a Reverse Stock Split of the common stock of the Corporation on the basis of 1 shares each 2,500 shares currently issued and outstanding. The “Effective Date” was established as the first date permitted or determined by the Financial Industry Regulatory Authority (FINRA) as the effective date of such Reverse Stock Split, subject to the prior filing and recording of the Article of Amendments in the Office of the Florida Department of State Division of Corporations.

On August 18, 2020 the Company changed the name from the preexisting Grand Capital Ventures, Inc., to Yuka Group, Inc., which is how the Company is known hereinafter.

NOTE 2: GOING CONCERN

These condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. As of September 30, 2021, the Company has an accumulated deficit of $ 47,664 since inception. This raises substantial doubt about the Company's ability to continue as a going concern.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions, and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

Management's plans include raising capital through the equity markets to fund operations and eventually generate revenue through its business; however, there can be no assurance that the Company will be successful in such activities. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Principles of Consolidation

The accompanying consolidated financial statements of Yuka Group, Inc includes its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

The consolidated financial statements include the accounts of Yuka Group, Inc., and its subsidiary Yuka Clothing, Inc., a Florida based company, which are controlled and owned by Yuka Group, Inc.

F- 6

Index

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations. This change in classification does not materially affect previously reported cash flows from operations or from financing activities in the Statement of Cash Flows and had no effect on the previously reported Statement of Operations for any period.

Basis of Presentation

The accompanying financial statements have been prepared by the Company in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America. In the opinion of management, all adjustments (which include only normal recurring adjustments and certain retained earning on previous year adjustment in the amount of ($ 1,612) necessary to present fairly the financial position, results of operations and cash flows have been made for the periods then ended September 30, 2021. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles. The Company suggests these unaudited condensed financial statements be read in conjunction with the December 31, 2020 unaudited financial statements and notes thereto included in the Company's filings for the period ended as of September 30, 2021. The results of operations for the period ended September 30, 2021 are not necessarily indicative of the operating results for the full year.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the consolidated financial statements.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has nonlong-lived assets, which include property and equipment and intangible assets. When available they will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Cash and Cash Equivalents

The Company considers all investments with a maturity date of three months or less when purchased to be cash equivalents. The Company had cash in the amount of $ 19,178 and $11,736 as September 30, 2021 and December 31, 2020 respectively.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company determines when receivables are past due, or delinquent based on how recently payments have been received. The Company has $ 1,221,514 and $1,268,922 Accounts receivable-factor pledged- as of September 30 31, 2021 and December 31, 2020 respectively.

Other Assets

The balance of this account is $ 78,221 and $ 69,655 as of September 30, 2021 and December 31, 2020, respectively the following chart reflects the items included in such amount:

Account	September 30, 2021	December 31, 2020
Interest on Note Receivable	$55,531	$55,531
Loans to employees	298	4,271
Potnetwork Shares adjusted to closing price as of September 30, 2021	51	2,352
Prepaid expenses	21,165	—
Others	1,175	7,500
Total	$78,221	$69,655

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Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized.

Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values shown in the table below) over the estimated useful lives of the respective assets. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

The Company has fixed assets of $40,997, net of $124,742 of accumulated depreciation, as September 30, 2021, the items described in the chart below, belongs to the acquired Yuka Clothing, Inc. The following chart disclose the major figures on Fixed Assets:

		Depreciation
Account	Acquisition Cost	Accumulated as of: December 31, 2020	Expenses 2021Q1	Expenses 2021Q2	Expenses 2021Q3	Accumulated as of: September 30, 2021	Net Value as of: September 30, 2021
Fixtures and Equipments	$56,813	$53,790	1,067	1,009	946	$56,812	$—
Forklift Warehouse Equipment	58,626	30,639	1,324	1,339	1,354	34,656	23,970
Leasehold Improvements	28,968	9,709	736	744	752	11,942	17,026
Vehicles	21,332	21,332	—	—	—	21,332	—
Total:	$165,738	$115,470	$3,128	$3,092	$3,052	$124,742	$40,997

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 470-20 Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 "Derivatives and Hedging" to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 "Debt with Conversion and Other Options" for consideration of any beneficial conversion features.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company does not uses the Black-Scholes option-pricing model in assessing the convertible debt instruments due to is waived under Alternative Reporting Standard; Pink® Basic Disclosure Guidelines, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black Scholes option-pricing model.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on our principal or, in the absence of a principal, most advantageous market for the specific asset or liability.

U.S. generally accepted accounting principles provide for a three-level hierarchy of inputs to valuation techniques used to measure fair value, defined as follows:

Level 1: Inputs that are quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access.

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Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability, including:

•	quoted prices for similar assets or liabilities in active markets;

•	quoted prices for identical or similar assets or liabilities in markets that are not active;

•	inputs other than quoted prices that are observable for the asset or liability; and

•	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Inputs that are unobservable and reflect management’s own assumptions about the inputs market participants would use in pricing the asset or liability based on the best information available in the circumstances (e.g., internally derived assumptions surrounding the timing and amount of expected cash flows).

Our financial instruments consist of cash, accounts receivable, accounts payable, and debt. We have determined that the book value of our outstanding financial instruments as of September 30, 2021 and December 31, 2020, approximates the fair value due to their short-term nature.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of September 30, 2021:

	Level 1	Level 2	Level 3	Total
				September 30, 2021	December 31, 2020
Total Assets	$—	$—	$—	$—	$—

Total Liabilities	$—	$—	$—	$342,208	$242,208

The Company are not reflecting fair value for liabilities, the following chart are the estimated fair value for the Company’s financial instruments and based on the parameters disclosed in our Notes 5 and 6 hereto:

Loan Holder	September 30, 2021		December 31, 2020
	Third Party	Related Party	Third Party	Related Party
D&D Capital, Inc	$35,736	$—	$35,736	$—
S&E Capital, LLC	67,423	—	67,423	—
New Investment Capital, Inc	79,000	—	79,000	—
One Investment Capital, Inc	60,049	—	60,049	—
DSW 9269, Inc.	100,000	—	—	—
Total:	$342,208	$—	$242,208	$—

Inventory

Inventory consisting of different type of merchandises the company is promoting and selling among others but not limited to CBD, apparel, beauty, accessories, sports. As of September 30, 2021 and December 31, 2020, the Company has inventory of $ 2,007,165 and $2,542,816, respectively.

Financing Activities

On September 25, 2020 the Company signed an Enhanced Secured Purchase and Security Agreement with Transportation Alliance Bank Inc., accordingly the following datasheet:

1.       Administration Discount: If the number of days from the Purchase Date through date Purchased Account is Closed is 1 day, or more, then the Administration Discount is 0.0130% per diem.

2.       Discount Fee Rate: Seller shall pay a discount rate to Purchaser on the Funds Employed at a variable per annum rate equal to the LIBOR Rate plus 7.0000% (the “Discount Fee Rate”). As of November 2, 2020, LIBOR Rate is 0.15%; therefore, the corresponding Discount Fee Rate is 7.15% per annum, with a per diem rate of 0.01986% (7.15% divided by 360 days). Notwithstanding the foregoing sentence, at no time shall the LIBOR Rate applicable to calculating the Discount Fee Rate be less than 0.2520%.

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Advance Rate:	85%
Reserve Percentage:	15%
Maximum Amount:	$2,000,000.00
Origination Fee:	$0.00
Annual Fee %:	1.00%
Minimum Monthly Fee %:	0.50%
Missing Notation Fee %:	15%
Direct Pay Fee %:	15%
Initial Term:	24 months
Guarantor(s):	Meir Avitan - Grand Capital Ventures Inc
Exclusion(s):	None
Other or prior names:	None

Loans Chart:

Lender	Date of Issuance	Balance as of		Interest Monthly Rate	Payment Terms	Due Date	Amortization
		September 30, 2021	December 31, 2020
MazalTov	Open account	2,100	2,000	0.00%	Monthly Interest	Open	None
Shalom College LLC	Open account	—	50,000	1.00%	Current Account	Open	Variable
Yaacov Ankonina	Open account	34,250	50,000	0.90%	Monthly Interest	Open	Monthly
Italian Food Development Corp	2018	164,600	92,318	Prime + 7%	Principal + interest	Nov-21	Principal monthly
Regions Bank	2019	48,141	48,954	0.66%	Principal + Interest	Roll	Variable
TMC	Open account	—	4,495	0.00%	Current account	Open	Variable
Giled	Open account	450	450	0.00%	Current account	Open
Checks owed	Open account	270,546	—
		$520,087	$248,217

 Accounts Payable

The Company enjoys terms for payments to its vendors, which operate under two different modalities: (i) traditional purchases and (ii) consignment received from registered vendors, the accounts payable balance, is $ 2,425,060 and $3,042,636 as of September 30 2021 and December 31, 2020, respectively .

The Company is using different credit cards for commercial activities the balances as of September 30, 2021 and December 31, 2020 for each of them are as follows:

Account	Balance as of September 30, 2021	Balance as of December 31, 2020

Regions Credit Card 0038	$4,105	$18,291
Regions Credit Card 8060	3,539	11,235
Total:	$7,645	$29,526

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Revenue Recognition

Effective January 1, 2018, the Company adopted the Financial Accounting Standards Board (“FASB”) standard update ASU 2014-09, “Revenue from Contracts with Customers” (“Topic 606”), which provides a principles-based, five-step approach to measure and recognize revenue from contracts with customers. Revenue is recognized when the following criteria are met:

•	Identification of the contract, or contracts, with a customer;

•	Identification of the performance obligations in the contract

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when, or as, we satisfy performance obligation.

The adoption of this guidance did not have a material impact on the Company’s consolidated statement of operations, cash flows, and balance sheet as of the adoption date or for the period ended September 30, 2021.

The Company's revenues have been generated primarily through consulting services to third parties. The terms of these agreements generally consist of a deposit and monthly billing cycles covering our services.

For the period ended September 30, 2021 and December 31, 2020, all met the above criteria, thereby allowing for the recognition of revenue for the revenue on such transactions upon receipt.

We periodically review for any expected period of substantial involvement under the agreements that provide for non-refundable up-front payments and fees. If ever applicable, we will adjust the amortization periods when appropriate to reflect changes in assumptions relating to the duration of our expected involvement.

The Company recognizes revenue on arrangements in accordance with ASC 606 Revenue Recognition. Revenue is recognized in the month the service (mostly hosting) is provided.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Additionally, the recognition of future tax benefits, such as net operating loss carryforwards, is required to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are determined using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

The Company files income tax returns in the United States and Florida, which are subject to examination by the tax authorities in these jurisdictions. Generally, the statute of limitations related to the Company's federal and state income tax return is three years. The state impact of any federal changes for prior years remains subject to examination for a period up to five years after formal notification to the states.

Management has evaluated tax positions in accordance with ASC 740, Income Taxes, and has not identified any significant tax positions, other than those disclosed. All of the Company's tax years since inception remain subject to examination by Federal and State jurisdictions.

Earnings Per Share

Basic net income per common share ("Basic EPS'') excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted net income per common share ("Diluted EPS'') reflects the potential dilution that could occur if stock options or other contracts to issue shares of common stock were exercised or converted into common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net income per common share.

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	Nine months ended on September 30	Twelve months ended on December 31
	2021	2020
Numerator
Net income (loss) applicable to common shareholders	$(105,992)	$209,762
Denominator
Weighted average common shares outstanding, basic	1,461,674	2,143,002
Convertible preferred stock	5,000	5,000
Convertible promissory notes	3,610,122,313	1,347,023
Weighted average common shares outstanding, diluted	3,611,588,988	3,495,025
Net Income per share - Basic	$(0.07)	$0.10
Income per shares - Diluted	$(0.00)	$0.06

NOTE 5: CONVERTIBLE NOTES PAYABLE

On February 13, 2020, the Company and D&D Capital, Inc. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 500,000,000 (Five Hundred Million) unrestricted shares of common stock in exchange for an and Restated Convertible Note in the principal amount of $35,736, interest on the Note shall accrue daily commencing on the issuance date at the rate of eight percent (8%) per annum and a Default Rate equal to the lower of eighteen (18%) per annum or the highest rate permitted by Florida law. Accrued interests are recorded in the attached financials as Accrued Interest and as of September 30, 2021 the accrued interest balance for this Note is $6,895.

On February 13, 2020, the Company and S&E Capital, LLC. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 1,000,000,000 (One Billion) unrestricted shares of common stock in exchange for an Restated Convertible Note in the principal amount of $67,423, interest on the Note shall accrue daily commencing on the issuance date at the rate of eight percent (8%) per annum and a Default Rate equal to the lower of eighteen (18%) per annum or the highest rate permitted by Florida law. Accrued interests are recorded in the attached financials as Accrued Interest and as of September 30, 2021 the accrued interest balance for this Note is $13,008.

On February 13, 2020, the Company and One Investment Capital, Inc. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 1,000,000,000 (One Billion) unrestricted shares of common stock in exchange for an and Restated Convertible Note in the principal amount of $60,049, interest on the Note shall accrue daily commencing on the issuance date at the rate of eight percent (8%) per annum and a Default Rate equal to the lower of eighteen (18%) per annum or the highest rate permitted by Florida law. Accrued interests are recorded in the attached financials as Accrued Interest and as of September 30, 2021 the accrued interest balance for this Note is $11,585.

On February 13, 2020, the Company and New Investment Capital, Inc. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 1,000,000,000 (One Billion) unrestricted shares of common stock in exchange for an and Restated Convertible Note in the principal amount of $79,000, interest on the Note shall accrue daily commencing on the issuance date at the rate of eight percent (8%) per annum and a Default Rate equal to the lower of eighteen (18%) per annum or the highest rate permitted by Florida law. Accrued interests are recorded in the attached financials as Accrued Interest and as of September 30, 2021 the accrued interest balance for this Note is $15,242.

On March 2, 2021, the Company entered into a potentially dilutive convertible advance with DSW 9269, Inc. The agreement provides that the Company borrowed $100,000. Borrowing under the line bear interest at 0% upon maturity. The maturity date for the Note is March 2, 2022. Upon an Event of Default, interest shall accrued at a default interest rate of 24% per annum. The outstanding balance as of September 30, 2021 is $100,000 for principal not interest accrued.

NOTE 7: EQUITY

On February 22, 2019, the Company issued 8,000,000,000 shares of restricted common stock to Mrs. Courtney Talley Morris, at a price of $0.00001 in compensation for services provided as the Company Board Member.

On March 5, 2019, the Company issued 1,000,000,000 shares of common stock at the price of $0.00007 per share to New Investment Capital, Inc due to the conversion notice cancelling their ownership in the note issued to Sonny Boyd Williams, LLC and sold to New Investment Capital, Inc on December 28, 2018.

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On March 5, 2019, the Company issued 1,000,000,000 shares of common stock at the price of $0.000067 per share to S&E Capital, LLC, due to the conversion notice cancelling their ownership in the note issued to Sonny Boyd Williams, LLC and sold to S&E Capital, LLC on December 28, 2018.

On March 11, 2019, the Company issued 1,000,000,000 shares of common stock at the price of $0.00007 per share to D&D Capital, Inc, due to the conversion notice cancelling their ownership in the note issued to Green Led Technology Inc, and sold to D&D Capital, Inc on December 28, 2018.

On March 12, 2019, the Company issued 1,000,000,000 shares of common stock at the price of $0.00006 per share to One Investment Capital, Inc, due to the conversion notice cancelling their ownership in the note issued to Sonny Boyd Williams, LLC and sold to One Investment Capital, Inc on December 28, 2018.

On March 13, 2019, the Company issued 200,000,000 shares of common stock at a price of $0.00001 per share, to Green Led Technology, Inc., due to the conversion notice cancelling their ownership in this company hold.

On September 3, 2019 the Company voided 8,000,000,000 shares of restricted common stock released to Mrs. Courtney Talley Morris, at a price of $0.00001 in compensation for services provided as the Company Board Member.

On February 13, 2020, the Company and D&D Capital, Inc. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 500,000,000 (Five Hundred Million) unrestricted shares of common stock in exchange for a Restated Convertible Note

On February 13, 2020, the Company and S&E Capital, LLC. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 1,000,000,000 (One Billion) unrestricted shares of common stock in exchange for a Restated Convertible Note

On February 13, 2020, the Company and One Investment Capital, Inc. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 1,000,000,000 (One Billion) unrestricted shares of common stock in exchange for a Restated Convertible Note.

On February 13, 2020, the Company and New Investment Capital, Inc. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 1,000,000,000 (One Billion) unrestricted shares of common stock in exchange for a Restated Convertible Note.

NOTE 8: COMMITMENTS AND CONTINGENCIES.

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of September 30, 2021 the Company is not aware of any additional contingent liabilities that should be reflected in the accompanying consolidated financial statements.

As per indicated by ASC 840-20 the Company classified as operating leases certain commercial Lease with respect to certain premises located at 1815 NE 144th Street, Suite #2, North Miami, Fl 33181, with approximately 7,477 rentable square feet, where 1815 NE 144th Street LLC, a Florida limited liability company is the Landlord. On August 14, 2014 Yuka Clothing Inc, a GRCV’s fully owned company executed the agreement above described and on June 15, 2015 Yuka signed the First Amendment to Lease, on which: (i) Yuka incorporated the adjoining lease space known as and located at 1815 NE 144th Street, Suite #1, North Miami, Florida 33162, with approximately 6751 rentable square feet, (ii) the initial term lease of the lease was extender for an additional thirty five (35) months through and including July 31, 2020. (iii) on August 14, 2020 Landlord and Yuka executed a Second Amendment to Lease based on the following chart:

LEASED PREMISES PERIOD OF LEASE TERM	ANNUALIZED BASE RENT[1]	MONTHLY BASE RENT[1]

08/01/20 - 07/31/21	$204,000	$17,000
08/01/21 - 07/31/22	$210,120	$17,510
[1] Applicable Sales taxes not included
[1] The Premises, Additional Premises and Warehouse Space are collectively known as Leased Premises.

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In addition to the Base Rent, Yuka agrees to pay Landlord monthly all sales or use taxes or excise taxes imposed or levied by the State or any other governmental body or agency against any rent or any other charge or payment required by the agreement to be made by Yuka to Landlord in the current amount of seven (7%) percent.

Any installment of rent that are not paid within five (5) days after the date when due and payable in any calendar year, shall be subject to a late fee of $250. All subsequent installments of Rent not paid within five (5) days after the date when due shall bear interest at ten percent (10%) per annum from the date due until paid.

Yuka at its sole expense procure and maintain the following types of insurance coverage” CGL insurance $1,000,000 per occurrence, $2,000,000 annual aggregate and $500,000 fire damage lability.

NOTE 10: SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined no subsequent event.

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YUKA GROUP, INC. (a/k/a Grand Capital Ventures, Inc) Condensed Consolidated Balance Sheets December 31,
(Unaudited)
	2020	2019

ASSETS
Current assets
Cash and cash equivalents	$11,736	$2,638
Accounts receivable - factor pledged	1,268,922	1,350,231
Inventory	2,542,816	2,591,512
Note receivable – non-recourse	2,851,043	2,851,043
Other assets	69,655	111,037
Total current assets	6,744,172	6,906,461
Property and Equipment, net (net of $123,124 and $99,181 depreciation as December 31, 2020 and December 31, 2019, respectively)	43,661	66,557
Security deposits	19,956	19,956
Total other assets	19,956	19,956
Total assets	$6,807,789	$6,992,974

LIABILITES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	3,042,636	2,899,774
Bank overdraft	278,119	75,333
Convertible notes payable - accrued interest	17,094	—
Convertible notes payable	242,208	—
Credit cards payable	29,526	84,318
Loans payable	—	345,880
Payroll and payroll taxes payable	5,385	173
Financial loans payable	248,217	514,639
Factoring loans payable	1,029,455	1,842,654
Deferred revenue	3,000	3,000
Total current liabilities	4,895,639	5,765,771

Non-current liabilities
PPP loan	220,725	—
Total non-current liabilities	220,725	—
Total liabilities	5,116,364	5,765,771

Commitments and contingencies
Shareholders loans	—	353,541
Corporate excellence	—	1,900
Pacific Ocean	896,275	—

Shareholders’ equity
Preferred stock
Series A convertible preferred stock: $0.001 par value: 165,000,000 shares authorized:5,000,200 shares issued and outstanding at December 31, 2020 and December 31, 2019 respectively	5,000	50
Common Stock: $0.00001 par value: 500,000,000 shares authorized;4,945,176,081 and 8,445,176,081 shares issued and outstanding at December 31, 2020 and December 31, 2019 respectively	49,452	84,452
Additional paid-in capital	680,756	892,914
Retained earnings (accumulated deficit)	59,942	(105,653)
Total shareholders’ equity	1,691,425	1,227,204
Total liabilities and shareholders’	$6,807,789	$6,992,974

See accompanying notes to the condensed consolidated unaudited financial statements

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YUKA GROUP, INC. (a/k/a Grand Capital Ventures, Inc)
Condensed Consolidated Statement of Operations For the Years Ended December 31,
(Unaudited)
	2020	2019

Revenues	$8,384,680	$8,200,132
Cost of sales	5,534,392	4,567,274
Gross profit	2,850,288	3,632,858
General and administrative expenses	2,288,228	2,611,573
Board member fees	84,197	—
Depreciation expenses	23,943	23,404
Total operating expense	2,396,368	2,634,976
Income from operations	453,920	997,882
Other income (expenses)
Interest expense	(479,626)	(573,372)
Debt write-off	(113,723)	—
Statutory limitations	337,290	—
Interest income	10,000	85,531
Other operational income	1,900	—
Total other income (expense)	(244,158)	(487,841)

Net income	209,762	510,041

Net income (loss) per share applicable to common stockholders - basic	$(0.10)	$0.33
Net income (loss) per share applicable to common stockholders - diluted	$(0.06)	$0.11
Weighted average number of common shares outstanding - basic	2,143,002	1,556,959
Weighted average number of common shares outstanding - diluted	3,495,025	4,624,454

See accompanying notes to the condensed consolidated unaudited financial statements

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YUKA GROUP, INC
(a/k/a Grand Capital Ventures Inc)
Consolidated Statements of Shareholders' Equity
(Unaudited)

	Common Shares	Common Stock	Preferred Shares	Preferred Stock	Additional Paid-in Capital	Other Interest	Retained Earnings (Accumulated Deficit)	Total Shareholders' Equity

BALANCE, December 31, 2018	4,245,176,081	$42,452	5,000,000	$50	$662,765	$1,900	$(903,421)	(196,254)
Issuance of common shares for convertible debt	4,200,000,000	42,000						42,000
Issuance of common shares for services	8,000,000,000	80,000			230,149			310,149
Shareholders loans						279,756		279,756
Shares cancelled	(8,000,000,000)	(80,000)						(80,000)
Net income							797,768	797,768
BALANCE, December 31, 2019	8,445,176,081	$84,452	5,000,000	$50	$892,914	$281,656	$(105,653)	$1,153,419
Shares cancelled	(3,500,000,000)	(35,000)			(207,208)			(242,208)
Shareholder loans						614,619		614,619
Adjustment							(44,166)	(44,166)
Series A change in par value				4,950	(4,950)			—
Net income							209,762	209,762
BALANCE, December 31, 2020	4,945,176,081	$49,452	5,000,000	$5,000	$680,756	$896,275	$59,942	$1,691,425

See accompanying notes to the condensed consolidated unaudited financial statements

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YUKA GROUP, INC (a.k.a. Grand Capital Ventures, Inc)
Condensed Consolidated Statements of Cash Flows For the Years Ended December 31,
(Unaudited)
	For the Twelve Months Ended on December 31
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$209,762	$510,041
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Yuka Clothing, Inc liability adjustment	—	142,608
Adjustment retained earnings previous years	(44,166)	—
Depreciation and amortization expense	22,896	23,404
Change in operating assets and liabilities:
Accounts payable and accrued expenses	142,862	3,339,533
Accounts receivable	81,309	(1,350,231)
Accrued interest	17,094	(110,334)
Accrued interest related party	—	—
Assets write off	—	—
Credit card payables	(54,792)	—
Deferred revenue	—	3,000
Inventory	48,696	(2,591,512)
Notes payable	—	173
Notes receivable	—	(2,851,043)
Other current assets	41,382	(111,037)
Payroll and payroll taxes payable	5,212	—
Security deposits	—	(19,956)
Net cash provided by (used in) operating activities	470,254	(3,015,354)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for assets acquisition	—	(66,557)
Net cash used in investing activities	—	(66,557)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	202,786	75,333
Financial loans payable	220,725	514,639
Commitment and contingencies	540,834	—
Change in Series A preferred stock par value	4,950	—
Proceeds from common stock issuance	—	230,149
Proceeds from loans	(247,158)	2,188,534
Repayment of loans	(1,425,501)	—
Proceeds from notes payable	242,208	—
Net cash provided by (used in) financing activities	(461,156)	3,008,655

NET CHANGE IN CASH	9,098	(73,256)
Cash, beginning of period	2,638	75,895
Cash, end of period	$11,736	$2,638

SUPPLEMENTAL DISCLOSURES:
Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—

See accompanying notes to the condensed consolidated unaudited financial statements

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Yuka Group, Inc.

(A/K/A Grand Venture Capital, Inc)

Notes to the Condensed Consolidated Financial Statements

December 31, 2020

(Unaudited)

NOTE l: NATURE OF ORGANIZATION

The company was incorporated under the law of the state of Nevada on May 30, 1991 as Crowne Ventures, Inc and the company changed its name to Grand Capital Ventures, Inc (the “Company” or GRCV) in November of 2012. On October 28, 2013 the company completed domestication requirements pursuant to s. 607.1801 to the state of Florida. Management intends to conduct our business principally in the U.S.

On March 15, 2019, the Company underwent a change of control and simultaneously undertook an acquisition of YUKA Clothing, Inc., 1815 NE 144 Street, North Miami, FL 33181 (“YUKA”). As a result of the acquisition, the management of YUKA assumed control of the Issuer, moved its headquarters to its address, and refocused the majority of the Issuer’s operations on the business of YUKA.

Grand Capital Ventures historically has been a company with a focus in the nurturing of startup or early-stage companies. In March 2019 it acquired as a wholly owned subsidiary, Yuka Clothing, Inc., North Miami, Florida (“Yuka”). Yuka is an e-commerce company that provides strategic sales channels for consumer brands looking to enter or expand in the global e-commerce market. Yuka, incorporated in the State of Florida in March 2011, provides full spectrum brand building and sales-and-marketing services to its customers. Its services include comprehensive online sales and marketing, operational sales and fulfillment logistics, and product and brand photography.

On January 20, 2020 the Company signed an Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Liabilities on Corporate Excellence Consulting, Inc., a subsidiary.

As of August 4, 2020 the Company approved a Reverse Stock Split of the common stock of the Corporation on the basis of 1 shares each 2,500 shares currently issued and outstanding. The “Effective Date” was established as the first date permitted or determined by the Financial Industry Regulatory Authority (FINRA) as the effective date of such Reverse Stock Split, subject to the prior filing and recording of the Article of Amendments in the Office of the Florida Department of State Division of Corporations.

On August 18, 2020 the Company changed the name from the preexisting Grand Capital Ventures, Inc., to Yuka Group, Inc., which is how the Company is known hereinafter.

NOTE 2: GOING CONCERN

These condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. As of December 31, 2020, the Company has an accumulated surplus of $59,942 since inception. This raises substantial doubt about the Company's ability to continue as a going concern.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions, and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

Management's plans include raising capital through the equity markets to fund operations and eventually generate revenue through its business; however, there can be no assurance that the Company will be successful in such activities. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Principles of Consolidation

The accompanying consolidated financial statements of Yuka Group, Inc includes its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

The consolidated financial statements include the accounts of Yuka Group, Inc., and its subsidiary Yuka Clothing, Inc., a Florida based company, which are controlled and owned by Yuka Group, Inc.

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Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations. This change in classification does not materially affect previously reported cash flows from operations or from financing activities in the Statement of Cash Flows and had no effect on the previously reported Statement of Operations for any period.

Basis of Presentation

The accompanying financial statements have been prepared by the Company in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America. In the opinion of management, all adjustments (which include only normal recurring adjustments and certain retained earning on previous year adjustment in the amount of ($44,166)) necessary to present fairly the financial position, results of operations and cash flows have been made for the periods then ended December 31, 2020 and December 31, 2019. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles. The Company suggests these unaudited condensed financial statements be read in conjunction with the December 31, 2019 unaudited financial statements and notes thereto included in the Company's filings for the period ended as of December 31, 2020. The results of operations for the period ended December 31, 2020 are not necessarily indicative of the operating results for the full year.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the consolidated financial statements.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has nonlong-lived assets, which include property and equipment and intangible assets. When available they will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Cash and Cash Equivalents

The Company considers all investments with a maturity date of three months or less when purchased to be cash equivalents. The Company had cash in the amount of $11,737 and $2,638 as December 31, 2020 and December 31, 2019 respectively.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company determines when receivables are past due, or delinquent based on how recently payments have been received. The Company has $1,268,922 and $1,350,231 Accounts receivable-factor pledged- as of December 31, 2020 and December 31, 2019 respectively.

Other Assets

The balance of this account is $569, 655 and $ 111,037 as of December 31, 2020 and December 31, 2019, respectively the following chart reflects the items included in such amount:

Account	December 31, 2020	December 31, 2019
Interest on Note Receivable	$55,531	$85,531
Loans to employees	4,271	651
Potnetwork Shares	2,352	2,352
Stock Subscriptions Receivable	—	22,217
Payroll (941) Taxes	—	286
Florida Green Home	7,500	—
Total:	$69,655	$111,037

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Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized.

Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values shown in the table below) over the estimated useful lives of the respective assets. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

The Company has fixed assets of $43,661, net of $123,124 of accumulated depreciation, and $66,557, net of $99,181 as December 31, 2019, respectively, the items described in the chart below, belongs to the acquired Yuka Clothing, Inc. The following chart disclose the major figures on Fixed Assets:

		Depreciation
Account	Acquisition Cost	Accumulated as of	Expenses	Accumulated as of	Net Value as of
		December 31, 2019	2020	December 31, 2020	December 31, 2020
Fixtures and equipment	$61,728	$47,476	8,517	$55,993	$5,735
Forklift warehouse equipment	53,710	25,253	7,410	$32,663	21,047
Leasehold improvements	28,968	6,494	5,596	$12,090	16,878
Vehicles	21,332	18,912	2,420	$21,332	(0)
Total:	$165,738	$99,181	$23,943	$123,124	$43,661

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 470-20 Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 "Derivatives and Hedging" to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 "Debt with Conversion and Other Options" for consideration of any beneficial conversion features.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company does not uses the Black-Scholes option-pricing model in assessing the convertible debt instruments due to is waived under Alternative Reporting Standard; Pink® Basic Disclosure Guidelines, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black Scholes option-pricing model.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on our principal or, in the absence of a principal, most advantageous market for the specific asset or liability.

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U.S. generally accepted accounting principles provide for a three-level hierarchy of inputs to valuation techniques used to measure fair value, defined as follows:

Level 1: Inputs that are quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability, including:

•	quoted prices for similar assets or liabilities in active markets;

•	quoted prices for identical or similar assets or liabilities in markets that are not active;

•	inputs other than quoted prices that are observable for the asset or liability; and

•	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Inputs that are unobservable and reflect management’s own assumptions about the inputs market participants would use in pricing the asset or liability based on the best information available in the circumstances (e.g., internally derived assumptions surrounding the timing and amount of expected cash flows).

Our financial instruments consist of cash, accounts receivable, accounts payable, and debt. We have determined that the book value of our outstanding financial instruments as of September 30, 2020 and December 31, 2019, approximates the fair value due to their short-term nature.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of December 31, 2020:

	Level 1	Level 2	Level 3	Total
				December 31, 2020	December 31, 2019
Total Assets	$—	$—	$—	$—	$—

Total Liabilities	$—	$—	$—	$242,208	$—

The Company are not reflecting fair value for liabilities, the following chart are the estimated fair value for the Company’s financial instruments and based on the parameters disclosed in our Notes 5 and 6 hereto:

Loan Holder	December 31, 2020		December 31, 2019
	Third Party	Related Party	Third Party	Related Party
D&D Capital, Inc	$35,736	$—	$—	$—
S&E Capital, LLC	67,423	—	—	—
New Investment Capital, Inc	79,000	—	—	—
One Investment Capital, Inc	60,049	—	—	—
	$242,208	$—	$—	$—

Inventory

Inventory consisting of different type of merchandises the company is promoting and selling among others but not limited to CBD, apparel, beauty, accessories, sports. As of December 31, 2020 and December 31, 2019, the Company has inventory of $2,542,816 and $2,591,512, respectively.

Financing Activities

On September 25, 2020 the Company signed an Enhanced Secured Purchase and Security Agreement with Transportation Alliance Bank Inc., accordingly the following datasheet:

3.       Administration Discount: If the number of days from the Purchase Date through date Purchased Account is Closed is 1 day, or more, then the Administration Discount is 0.0130% per diem.

4.       Discount Fee Rate: Seller shall pay a discount rate to Purchaser on the Funds Employed at a variable per annum rate equal to the LIBOR Rate plus 7.0000% (the “Discount Fee Rate”). As of November 2, 2020, LIBOR Rate is 0.15%; therefore, the corresponding Discount Fee Rate is 7.15% per annum, with a per diem rate of 0.01986% (7.15% divided by 360 days). Notwithstanding the foregoing sentence, at no time shall the LIBOR Rate applicable to calculating the Discount Fee Rate be less than 0.2520%.

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Advance Rate:	85%
Reserve Percentage:	15%
Maximum Amount:	$2,000,000.00
Origination Fee:	$0.00
Annual Fee %:	1.00%
Minimum Monthly Fee %:	0.50%
Missing Notation Fee %:	15%
Direct Pay Fee %:	15%
Initial Term:	24 months
Guarantor(s):	Meir Avitan - Grand Capital Ventures Inc
Exclusion(s):	None
Other or prior names:	None

Loans Chart:

Lender	Date of Issuance	Balance as of December 31, 2020	Interest Monthly Rate	Payment Terms	Due Date	Amortization
MazalTov	Open account	2,000	0.00%	Monthly Interest	Open	None
Shalom College LLC	Open account	50,000	1.00%	Current Account	Open	Variable
Yaacov Ankonina	Open account	50,000	0.90%	Monthly Interest	Open	Variable
Italian Food Development Corp	2018	92,318	Prime + 7%	Principal + interest	Nov-21	Monthly
Regions Bank	2019	48,954	0.66%	Principal + Interest	Roll	Principal monthly
TMC	Open account	4,495	0.00%	Current account	Open	Variable
Giled	Open account	450	0.00%	Current account	Open	Variable
		$248,217

Accounts Payable

The Company enjoys terms for payments to its vendors, which operate under two different modalities: (i) traditional purchases and (ii) consignment received from registered vendors, the accounts payable balance , is $3,042,636 and $2,899,774 as of December 31 2020 and December 31, 2019, respectively .

The Company is using different credit cards for commercial activities the balances as of December 31, 2020 for each of them are as follows:

Account	Balance as of December 31, 2020	Balance as of December 31, 2019

Bank of America Visa	$18,291	$16,934
Regions Credit Card	11,235	9,932
American Express	—	57,452
Total:	$29,526	$84,318

Revenue Recognition

Effective January 1, 2018, the Company adopted the Financial Accounting Standards Board (“FASB”) standard update ASU 2014-09, “Revenue from Contracts with Customers” (“Topic 606”), which provides a principles-based, five-step approach to measure and recognize revenue from contracts with customers. Revenue is recognized when the following criteria are met:

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•	Identification of the contract, or contracts, with a customer;

•	Identification of the performance obligations in the contract

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when, or as, we satisfy performance obligation.

The adoption of this guidance did not have a material impact on the Company’s consolidated statement of operations, cash flows, and balance sheet as of the adoption date or for the period ended December 31, 2020.

The Company's revenues have been generated primarily through consulting services to third parties. The terms of these agreements generally consist of a deposit and monthly billing cycles covering our services.

For the period ended December 31, 2020, all met the above criteria, thereby allowing for the recognition of revenue for the revenue on such transactions upon receipt.

We periodically review for any expected period of substantial involvement under the agreements that provide for non-refundable up-front payments and fees. If ever applicable, we will adjust the amortization periods when appropriate to reflect changes in assumptions relating to the duration of our expected involvement.

The Company recognizes revenue on arrangements in accordance with ASC 606 Revenue Recognition. Revenue is recognized in the month the service (mostly hosting) is provided. There is $3,000 in Deferred Revenues in the Company’s balance sheet reflecting that part Customer Deposits required due to special circumstance that will be provided after December 31, 2020.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Additionally, the recognition of future tax benefits, such as net operating loss carryforwards, is required to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are determined using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

The Company files income tax returns in the United States and Florida, which are subject to examination by the tax authorities in these jurisdictions. Generally, the statute of limitations related to the Company's federal and state income tax return is three years. The state impact of any federal changes for prior years remains subject to examination for a period up to five years after formal notification to the states.

Management has evaluated tax positions in accordance with ASC 740, Income Taxes, and has not identified any significant tax positions, other than those disclosed. All of the Company's tax years since inception remain subject to examination by Federal and State jurisdictions.

Earnings Per Share

Basic net income per common share ("Basic EPS'') excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted net income per common share ("Diluted EPS'') reflects the potential dilution that could occur if stock options or other contracts to issue shares of common stock were exercised or converted into common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net income per common share.

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	For the Years ended December 31,

	2020	2019
Numerator
Net income (loss) applicable to common shareholders	$209,762	$510,041
Denominator
Weighted average common shares outstanding, basic	2,143,002	1,556,959
Convertible preferred stock	5,000
Convertible promissory notes	1,347,023	3,067,495
Weighted average common shares outstanding, diluted	3,495,025	4,624,454
Net Income per share - Basic	$(0.10)	$(0.33)
Income per shares - Diluted	$(0.06)	$(0.11)

NOTE 5: CONVERTIBLE NOTES PAYABLE

On February 13, 2020, the Company and D&D Capital, Inc. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 500,000,000 (Five Hundred Million) unrestricted shares of common stock in exchange for an and Restated Convertible Note in the principal amount of $35,736, interest on the Note shall accrue daily commencing on the issuance date at the rate of eight percent (8%) per annum and a Default Rate equal to the lower of eighteen (18%) per annum or the highest rate permitted by Florida law. Accrued interests are recorded in the attached financials as Accrued Interest and as of December 31, 2020 the balance for this Note is $2,522.

On February 13, 2020, the Company and S&E Capital, LLC. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 1,000,000,000 (One Billion) unrestricted shares of common stock in exchange for an Restated Convertible Note in the principal amount of $67,423, interest on the Note shall accrue daily commencing on the issuance date at the rate of eight percent (8%) per annum and a Default Rate equal to the lower of eighteen (18%) per annum or the highest rate permitted by Florida law. Accrued interests are recorded in the attached financials as Accrued Interest and as of December 31, 2020 the balance for this Note is $4,758.

On February 13, 2020, the Company and One Investment Capital, Inc. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 1,000,000,000 (One Billion) unrestricted shares of common stock in exchange for an and Restated Convertible Note in the principal amount of $60,049, interest on the Note shall accrue daily commencing on the issuance date at the rate of eight percent (8%) per annum and a Default Rate equal to the lower of eighteen (18%) per annum or the highest rate permitted by Florida law. Accrued interests are recorded in the attached financials as Accrued Interest and as of December 31, 2020 the balance for this Note is $4,238.

On February 13, 2020, the Company and New Investment Capital, Inc. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 1,000,000,000 (One Billion) unrestricted shares of common stock in exchange for an and Restated Convertible Note in the principal amount of $79,000, interest on the Note shall accrue daily commencing on the issuance date at the rate of eight percent (8%) per annum and a Default Rate equal to the lower of eighteen (18%) per annum or the highest rate permitted by Florida law. Accrued interests are recorded in the attached financials as Accrued Interest and as of December 31, 2020 the balance for this Note is $5,575.

NOTE 7: EQUITY

On February 22, 2019, the Company issued 8,000,000,000 shares of restricted common stock to Mrs. Courtney Talley Morris, at a price of $0.00001 in compensation for services provided as the Company Board Member.

On March 5, 2019, the Company issued 1,000,000,000 shares of common stock at the price of $0.00007 per share to New Investment Capital, Inc due to the conversion notice cancelling their ownership in the note issued to Sonny Boyd Williams, LLC and sold to New Investment Capital, Inc on December 28, 2018.

On March 5, 2019, the Company issued 1,000,000,000 shares of common stock at the price of $0.000067 per share to S&E Capital, LLC, due to the conversion notice cancelling their ownership in the note issued to Sonny Boyd Williams, LLC and sold to S&E Capital, LLC on December 28, 2018.

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On March 11, 2019, the Company issued 1,000,000,000 shares of common stock at the price of $0.00007 per share to D&D Capital, Inc, due to the conversion notice cancelling their ownership in the note issued to Green Led Technology Inc, and sold to D&D Capital, Inc on December 28, 2018.

On March 12, 2019, the Company issued 1,000,000,000 shares of common stock at the price of $0.00006 per share to One Investment Capital, Inc, due to the conversion notice cancelling their ownership in the note issued to Sonny Boyd Williams, LLC and sold to One Investment Capital, Inc on December 28, 2018.

On March 13, 2019, the Company issued 200,000,000 shares of common stock at a price of $0.00001 per share, to Green Led Technology, Inc., due to the conversion notice cancelling their ownership in this company hold.

On September 3, 2019 the Company voided 8,000,000,000 shares of restricted common stock released to Mrs. Courtney Talley Morris, at a price of $0.00001 in compensation for services provided as the Company Board Member.

On February 13, 2020, the Company and D&D Capital, Inc. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 500,000,000 (Five Hundred Million) unrestricted shares of common stock in exchange for a Restated Convertible Note

On February 13, 2020, the Company and S&E Capital, LLC. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 1,000,000,000 (One Billion) unrestricted shares of common stock in exchange for a Restated Convertible Note

On February 13, 2020, the Company and One Investment Capital, Inc. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 1,000,000,000 (One Billion) unrestricted shares of common stock in exchange for a Restated Convertible Note.

On February 13, 2020, the Company and New Investment Capital, Inc. (the “Holder”), executed an Agreement for the Exchange of Stock, under which the Holder cancelled and returned 1,000,000,000 (One Billion) unrestricted shares of common stock in exchange for a Restated Convertible Note.

NOTE 8: COMMITMENTS AND CONTINGENCIES.

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of September 30, 2020 the Company is not aware of any additional contingent liabilities that should be reflected in the accompanying consolidated financial statements.

As per indicated by ASC 840-20 the Company classified as operating leases certain commercial Lease with respect to certain premises located at 1815 NE 144th Street, Suite #2, North Miami, Fl 33181, with approximately 7,477 rentable square feet, where 1815 NE 144th Street LLC, a Florida limited liability company is the Landlord. On August 14, 2014 Yuka Clothing Inc, a GRCV’s fully owned company executed the agreement above described and on June 15, 2015 Yuka signed the First Amendment to Lease, on which: (i) Yuka incorporated the adjoining lease space known as and located at 1815 NE 144th Street, Suite #1, North Miami, Florida 33162, with approximately 6751 rentable square feet, (ii) the initial term lease of the lease was extender for an additional thirty five (35) months through and including July 31, 2020. (iii) the monthly rent shall be payable accordingly the following chart:

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PREMISE PERIOD OF LEASE TERM	ANNUALIZED BASE RENT	MONTHLY BASE RENT

9/1/19 - 7/31/20	$106,214	$8,851

ADDITIONAL PREMISES PERIOD OF LEASE TERM	ANNUALIZED BASE RENT	MONTHLY BASE RENT

9/1/19 - 7/31/20	$90,002	$7,500

WAREHOUSE SPACE PERIOD OF LEASE TERM	ANNUALIZED BASE RENT	MONTHLY BASE RENT

8/1/19 - 7/31/20	$64,793	$5,399

In addition to the Base Rent, Yuka agrees to pay Landlord monthly all sales or use taxes or excise taxes imposed or levied by the State or any other governmental body or agency against any rent or any other charge or payment required by the agreement to be made by Yuka to Landlord in the current amount of seven (7%) percent.

Any installment of rent that are not paid within five (5) days after the date when due and payable in any calendar year, shall be subject to a late fee of $250. All subsequent installments of Rent not paid within five (5) days after the date when due shall bear interest at ten percent (10%) per annum from the date due until paid.

Yuka at its sole expense procure and maintain the following types of insurance coverage” CGL insurance $1,000,000 per occurrence, $2,000,000 annual aggregate and $500,000 fire damage lability.

NOTE 10: SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined the following subsequent event.

On March 2, 2021, the Company issued a Preferred Convertible Note in the principal amount of One Hundred Thousand dollars ($100,000) maturity date on March 2, 2022, having as beneficiary DSW 9269, Inc. (the “Holder”), a Florida corporation. The note is not accruing interest and the Holder of this Note is entitled, at its option, after the expiration of the requisite Rule 144 holding period and after full cash payment for the promissory note issued by the Holder to the Company simultaneously with the issuance by the Company of this Note (the "Holder Issued Note") , to convert all or any amount of the principal face amount of this Note including interest then outstanding into shares of the Company's preferred B stock (the "preferred B Stock") for each share of preferred B stock will have a conversion right of 4 common shares of the company. upon which a Notice of Conversion is received by the Company or its transfer agent.

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YUKA GROUP, INC.

60,000,000 SHARES OF COMMON STOCK

OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is March 15th , 2022

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

Item 17

Number Description of Exhibit

2.1*	Articles of Incorporation and Amendments
2.2*	Bylaws
3.2*	Convertible Promissory Note
4.1*	Form of Subscription Agreement
12*	Opinion re legality

*previously filed on February 3, 2022 - Offering Statement Regulation A

31

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1 and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Miami, Florida, on the 15th day of March , 2022.

YUKA GROUP, INC.

By:	/s/ Meir Avitan
Meir Avitan
Chief Executive Officer and Director

This offering statement has been signed by the following person on 15th day of March , 2022.

By:	/s/ Meir Avitan
Meir Avitan
Chief Executive Officer and Director